EXHIBIT 10.1



                              INVESTMENT AGREEMENT

                                 BY AND BETWEEN

                           WORLDWATER AND POWER CORP.

                                       AND

                               EMCORE CORPORATION





                          Dated as of November 29, 2006




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                                TABLE OF CONTENTS
                                                                           Page
                                                                           ----

1.     Definitions                                                           1
2.     General Rules of Interpretation                                       9
3.     Authorization of the Shares                                          11
4.     Sale and Purchase                                                    11
5.     Closing                                                              12
6.     Representations and Warranties by the Company                        15
6.1     Organization                                                        15
6.2     Authorization and Enforceability                                    15
6.3     Capitalization                                                      16
6.4     Due Issuance and Authorization of Capital Stock                     18
6.5     Consents                                                            19
6.6     Financial Statements                                                19
6.7     SEC Documents.                                                      20
6.8     No Conflicts                                                        21
6.9     Intellectual Property                                               21
6.10     Material Contracts                                                 23
6.11     Right of First Refusal; Voting and Registration Rights             24
6.12     Intentionally Omitted                                              25
6.13     No Integrated Offering; Private Placement                          25
6.14     Absence of Certain Developments                                    25
6.15     Undisclosed Liabilities                                            26
6.16     Litigation                                                         26
6.17     Compliance with Laws                                               26
6.18     Taxes                                                              27
6.19     Employee and Benefit Plans                                         28
6.20     Brokers                                                            30
6.21     Related-Party Transactions                                         30
6.22     Insurance                                                          30
6.23     Title to Properties                                                31
6.24     Environmental Matters                                              31
6.25     Books and Records                                                  32
6.26     Listing and Maintenance Requirements.                              32
6.27     Solvency.                                                          33
6.28     Foreign Corrupt Practices                                          33
6.29     Business Practices.                                                34
6.30     Disclosure                                                         34
7.     Representations and Warranties of the Investor                       34
7.1     Organization                                                        34
7.2     Authorization; Enforceability                                       34
7.3     No Conflicts                                                        35
7.4     Litigation                                                          35
7.5     Available Funds                                                     35
7.6     Brokers                                                             36
8.     Covenants                                                            36
8.1     Continuing Covenants of the Company                                 36
8.2     Auditors                                                            36
8.3     Composition of Board of Directors; Directors and Officers Insurance
                Policy                                                      36
8.4     Use of Proceeds                                                     37
8.5     Reservation of Common Stock                                         38
8.6     Filings                                                             38
8.7     Financial Statements and Other Information                          38
8.8     Inspection of Property                                              40
8.9     Further Assurances                                                  40
8.10     Financing for Entech Acquisition                                   40
8.11     Strategic Agreement                                                40
8.12     Right to Participate Pro-Rata in Future Financing                  41
8.13     Restrictive Legend                                                 42
8.14     Public Statements.                                                 42
9.     Conditions to the Parties' Obligations                               43
9.1     Conditions to Each Party's Obligations                              43
9.2     Conditions to the Investor's Obligations                            43
9.3     Conditions to the Company's Obligations                             44
10.     Indemnification                                                     45
10.1     Survival of Representations and Warranties                         45
10.2     Indemnification                                                    45
10.3     Limits on Indemnification                                          48
10.4     Effect of Investigation                                            48
11.     Miscellaneous                                                       48
11.1     Notices                                                            48
11.2     Termination of Agreement                                           49
11.3     Effect of Termination                                              50
11.4     Successors and Assigns                                             50
11.5     Headings                                                           50
11.6     Governing Law                                                      51
11.7     Expenses                                                           51
11.8     Jurisdiction                                                       51
11.9     Waiver of Jury Trial                                               51
11.10     Counterparts; Effectiveness                                       51
11.11     Entire Agreement                                                  52
11.12     Severability                                                      52
11.13     Change; Waiver                                                    52

                              INVESTMENT AGREEMENT

     This INVESTMENT AGREEMENT (this "Agreement"), dated as of November 29, 2006, by and between WorldWater and Power Corp., a Delaware corporation (the "Company"), and EMCORE Corporation, a New Jersey corporation (the "Investor"). Certain terms used and not otherwise defined in the text of this Agreement are defined in Section 1 of this Agreement.

                               W I T N E S S E T H
                               -------------------

     WHEREAS, the Company desires to issue and to sell to the Investor, and the Investor desires to purchase from the Company, the Securities (as hereinafter defined) in accordance with the terms and provisions of this Agreement;

NOW, THEREFORE, in consideration of the foregoing and the mutual representations, warranties and covenants herein contained, the parties hereto hereby agree as follows:

1.     Definitions
       -----------
   Unless the context otherwise requires, the terms defined in this Section 1 shall have the meanings specified for all purposes of this Agreement.

     "Affiliate" means, with respect to any Person, any other Person that directly or indirectly, through one or more intermediaries, controls, or is controlled by or, is under common control with, such Person. For purposes of this definition, the term "control" (including the terms "controlling", "controlled by" and "under common control with") as used with respect to any Person means the possession, direct or indirect, of the power to direct or cause the direction of the management and/or policies of such Person, whether through ownership of voting securities, by Contract or otherwise.
"Agreed Allocation" has the meaning assigned to it in Section 4(c) hereof. "Balance Sheet" has the meaning assigned to it in Section 6.6 hereof.
"Benefit Plans" has the meaning assigned to it in Section 6.19(a) hereof.
"Board of Directors" means the board of directors of the Company.
"Business Day" means any day, except a Saturday or Sunday or legal holiday on which banking institutions in The City of New York are authorized or obligated by Law or executive order to close.
"Business Premises" has the meaning assigned to it in Section 6.24(c) hereof. "Certificate of Designation" has the meaning assigned to it in Section 3 hereof. "Certificate of Incorporation" means the Company's Certificate of Incorporation, as amended.
"Certifications" has the meaning assigned to it in Section 6.7 hereof.
"Code" means the Internal Revenue Code of 1986, as amended.
"Common Stock" means common stock, par value $0.001 per share, of the Company. "Company" has the meaning assigned to it in the introductory paragraph of this Agreement.
"Company Loss" has the meaning assigned to it in Section 10.2(b) hereof. "Company Permit" means all licenses, registrations, franchises, permits, certificates and approvals granted by or obtained from any Governmental Entity and used by the Company or any of its Subsidiaries in connection with the conduct of their businesses.
"Company Stock Option Plan" has the meaning assigned to it in Section 6.3(b) hereof.
"Confidentiality Agreement" means the Confidentiality Agreement dated October 9, 2006 between the Company and the Investor.
"Contract" means, with respect to any Person, any agreement, arrangement, undertaking, contract, commitment, obligation, promise, indenture, deed of trust or other instrument, document or agreement (whether written or oral) by which that Person, or any amount of its present or future properties or assets, is bound or subject.
"Conversion Shares" has the meaning assigned to it in Section 3 hereof. "Disclosure Schedule" means the disclosure schedule hereto delivered by the Company to the Investor.
"Entech" has the meaning assigned to in Section 8.10 hereof.
"Entech Financing" has the meaning assigned to it in Section 8.10 hereof. "Environmental Condition" means the presence of any Hazardous Material or of any wetland or endangered or threatened species or habitat. However, the presence in the ordinary course of business of solid waste at the location of its generation pending its proper disposal to an appropriately licensed third-party site in the ordinary course of business consistent with all applicable Law does not, without more, constitute an "Environmental Condition."
"Environmental Requirement" means any federal, state, local or foreign statute, treaty, ordinance, rule, regulation, policy, common Law, permit or order relating to any Environmental Subject Matter.
"Environmental Subject Matter" means (a) any Hazardous Material, (b) any release or threatened Release of a Hazardous Material from, to or through any location,
(c) the generation, treatment, storage, presence, disposal, use, handling, manufacturing, transporting or shipment by any Person of any Hazardous Material,
(d) natural resources, (e) wetlands, (f) an endangered or threatened species or habitat, (g) odor, noise, air, water or soil or (h) any OSHA and similar state Law requirements.
"Environmental Laws" has the meaning assigned to it in Section 6.24(a) hereof. "ERISA" has the meaning assigned to it in Section 6.19(a) hereof.
"ERISA Affiliate" has the meaning assigned to it in Section 6.19(a) hereof. "Exchange Act" means the Securities Exchange Act of 1934, as amended, and the rules and regulations promulgated thereunder.
"Financial Statement Losses" means any adverse impact to the Investor's financial statements, including, without limitation, any increase in costs, expenses, charges, reserves or liabilities or decrease in profits or assets (not giving effect to any positive impact arising from matters unrelated to the Investor Losses); it being the intent of the Parties that if an indemnifiable event occurs which negatively impacts the Company with the result that the financial statements of the Investor are adversely impacted, the Company shall indemnify the Investor for such Financial Statement Losses.
"Financial Statements" has the meaning assigned to it in Section 6.6 hereof. "Fully-Diluted Basis" has the meaning assigned to it in Section 8.12(d) hereof. "GAAP" means United States generally accepted accounting principles consistently applied.
"Governmental Entity" means any national, federal, state, municipal, local, territorial, foreign or other government or any department, commission, board, bureau, agency, regulatory authority or instrumentality thereof, or any court, judicial, administrative or arbitral body or public or private tribunal. "Hazardous Material" means any hazardous material, hazardous substance, hazardous waste, toxic substance, toxic pollutant, contaminant, petroleum (including crude oil and any fractions thereof), natural or synthetic gas or any mixture thereof, asbestos, asbestos containing material, PCB or materials or objects containing PCB, medical waste, infectious waste, lead containing paint, radioactive material and any material or substance defined as a "hazardous material" or "hazardous substance" or similar term in any Environmental Requirement.
"Indebtedness" means, with respect to any Person, without duplication, (i) all obligations of such Person for borrowed money (whether or not the recourse of the lender is to the whole of the assets of such Person or only to a portion thereof, but if not to the whole of the assets, a pro rata amount of such obligations equal to such portion thereof); (ii) all obligations of such Person evidenced by bonds, debentures, notes or other similar instruments; (iii) all reimbursement obligations of such Person in respect of letters of credit, letters of guaranty, bankers' acceptances and similar credit transactions; (iv) all obligations of such Person to pay the deferred and unpaid purchase price of property or services; (v) the capitalized portion of any obligations of such Person to pay rent or other amounts under a lease that is required to be capitalized for financial reporting purposes in accordance with GAAP, (vi) all obligations of a Person other than the Company or one of its Subsidiaries that is secured by a Lien on any asset of the Company or one of its Subsidiaries;
(vii) all Indebtedness of others guaranteed by such Person to the extent of such guarantee; (viii) all obligations of such Person pursuant to hedging agreements, swap agreements, collar agreements, forward Contracts, commodity swap and option agreements; (ix) all obligations of such Person under conditional sale or other title retention agreements relating to assets purchased by such Person; and (x) any off-balance sheet receivables financing arrangements.
"Indemnified Party" has the meaning assigned to it in Section 10.2(c) hereof. "Indemnifying Party" has the meaning assigned to it in Section 10.2(a) hereof. "Intellectual Property" shall mean all intellectual property and industrial property rights of any kind or nature, including all U.S. and foreign (i) patents, patent applications, patent disclosures, and all related continuations, continuations-in-part, divisionals, reissues, re-examinations, substitutions, and extensions thereof ("Patents"), (ii) trademarks, service marks, names, corporate names, trade names, domain names, logos, slogans, trade dress, and other similar designations of source or origin, together with the goodwill symbolized by any of the foregoing ("Trademarks"), (iii) copyrights, copyrightable subject matter and mask works ("Copyrights"), (iv) rights of publicity, (v) moral rights and rights of attribution and integrity, (v) computer programs (whether in source code, object code, or other form), algorithms, databases, compilations and data, technology supporting the foregoing, and all documentation, including user manuals and training materials, related to any of the foregoing ("Software"), (vi) trade secrets and all other confidential information, know-how, inventions, proprietary processes, formulae, models, and methodologies ("Trade Secrets"), (vii) rights of privacy and rights to personal information, (viii) telephone numbers and Internet protocol addresses, (ix) all rights in the foregoing and in other similar intangible assets, (x) all applications and registrations for the foregoing, and (xi) all rights and remedies against past, present, and future infringement, misappropriation, or other violation thereof.
"Investor" has the meaning assigned to it in the introductory paragraph of this Agreement.
"Investor Loss" has the meaning assigned to it in Section 10.2(a) hereof.
"IP Contracts" has the meaning assigned to it in Section 6.9(b) hereof.
"Law" means any law (including common law), ordinance, writ, directive, judgment, order, decree, injunction, statute, treaty, rule or regulation or determination of (or an agreement with) an arbitrator or a Governmental Entity. "Liability" means any debt, liability, commitment, obligation, claim or cause of action of any kind whatsoever, whether due or to become due, known or unknown, accrued or fixed, absolute or contingent, or otherwise.
"Lien" means, with respect to any asset or security, any mortgage, lien, pledge, charge, understanding or arrangement imposing a restriction on title or use, security interest, encumbrance or restriction on title or transfer of any kind in respect of such asset or security.
"Loss" has the meaning assigned to it in Section 10.2 (b) hereof.
"Material Adverse Effect" means, with respect to the Company, any fact, event, circumstance, change, condition or effect that, individually or together with other facts, events, circumstances, changes, conditions or effects (i) has been or could reasonably be expected to be material and adverse to the business, assets, value, properties, liabilities, prospects, condition (financial or otherwise) or results of operations of the Company and its Subsidiaries, taken as a whole, whether related specifically to the Company and its Subsidiaries or to more generally applicable facts, events, changes or effects or (ii) has or could reasonably be expected to materially delay the consummation of the transactions contemplated hereby or by the Transaction Documents or materially and adversely affect the ability of the Company and its Subsidiaries, taken as a whole, to perform timely its obligations under this Agreement or under any of the Transaction Documents.
"Material Contract" has the meaning assigned to it in Section 6.10(a) hereof. "Permitted Transferee" has the meaning assigned to it in Section 11.4 hereof. "Person" means any individual, sole proprietorship, partnership, limited liability company, joint venture, trust, incorporated organization, association, corporation, institution, Governmental Entity or any other entity.
"Preemptive Rights Notice" has the meaning assigned to it in Section 8.12(a) hereof.
"Preemptive Rights Offer" has the meaning assigned to it in Section 8.12(a) hereof.
"Preferred Shares" has the meaning assigned to it in Section 3 hereof.
"Purchase Price" has the meaning assigned to it in Section 4(b) hereof.
"Real Property" has the meaning assigned to it in Section 6.23(a) hereof. "Registration Rights Agreement" means the Registration Rights Agreement in the form attached hereto as Exhibit A.
                        ---------
"Release" means any spilling, leaking, pumping, pouring, emitting, emptying, discharging, injecting, escaping, migration, leaching, placing, discarding, dumping or disposing of any Hazardous Material into the environment. However, the act of disposing of Hazardous Materials in accordance with applicable Environmental Requirements to a third-party site licensed to accept such Hazardous Materials for disposal does not, without more, constitute a "Release." "SEC" means the U.S. Securities and Exchange Commission.
"SEC Documents" has the meaning assigned to it in Section 6.7 hereof. "Securities" means the Tranche A Securities and the Tranche B Securities. "Securities Act" means the Securities Act of 1933, as amended, and the rules and regulations promulgated thereunder.
"Series D Preferred Stock" means Series D preferred stock, par value $0.01, of the Company.
"SPV" has the meaning assigned to it in Section 8.10 hereof.
"Strategic Agreement" means the Strategic Agreement to be entered into by the Company and the Investor with respect to the matters set forth on Exhibit B.
                                                                  ---------
"Subsidiary" means, with respect to any Person, any corporation, association trust, limited liability company, partnership, joint venture or other business association or entity (i) at least 50% of the outstanding voting securities of which are at the time owned or controlled directly or indirectly by such Person or (ii) with respect to which the Company possesses, directly or indirectly, the power to direct or cause the direction of the affairs or management of such Person.
"Tax" or "Taxes" means any federal, state, local or foreign income, gross receipts, license, payroll, employment, excise, severance, stamp, occupation, premium, windfall profits, environmental (including taxes under Code 59A), customs duties, capital stock, franchise, profits, withholding, social security (or similar), unemployment, disability, real property, personal property, sales, use, transfer, registration, value added, alternative or add-on minimum, estimated or other tax of any kind whatsoever, including any interest, penalties or additions thereto, whether disputed or not and including any obligations to indemnify or otherwise assume or succeed to the Tax liability of any other Person.
"Tax Return" means any return, declaration, report, claim for refund or information return or statement relating to Taxes, including any schedule or attachment thereto, and including any amendment thereof.
"Third Party Claims" has the meaning assigned to it in Section 10.2(c) hereof. "Trading Day" means a day on which the Common Stock is traded on a Trading Market.
"Trading Market" means the following markets or exchanges on which the Common Stock is listed or quoted for trading on the date in question: the Nasdaq SmallCap Market, the American Stock Exchange, the New York Stock Exchange, the Nasdaq National Market or the OTC Bulletin Board.
"Tranche A Closing" has the meaning assigned to it in Section 5(a) hereof. "Tranche A Closing Date" has the meaning assigned to it in Section 5(b) hereof. "Tranche A Purchase Price" has the meaning assigned to it in Section 4(a) hereof.
"Tranche A Securities" has the meaning assigned to it in Section 4(a) hereof. "Tranche A Shares" has the meaning assigned to it in Section 4(a) hereof. "Tranche A Warrants" has the meaning assigned to it in Section 4(a) hereof. "Tranche B Closing" has the meaning assigned to it in Section 5(a) hereof. "Tranche B Closing Date" has the meaning assigned to it in Section 6 hereof. "Tranche B Purchase Price" has the meaning assigned to it in Section 4(b) hereof.
"Tranche B Securities" has the meaning assigned to it in Section 4(b) hereof. "Tranche B Shares" has the meaning assigned to it in Section 4(b) hereof. "Tranche B Warrants" has the meaning assigned to it in Section 4(b) hereof. "Transaction Documents" means this Agreement, the Warrant Instrument, the Registration Rights Agreement, and the Strategic Agreement.
"Unaudited Balance Sheets" has the meaning assigned to it in Section
6.6 hereof.
"Unaudited Financial Statements" has the meaning assigned to it in
Section 6.6 hereof.
"Underlying Shares" means the shares of Common Stock issuable upon conversion of the shares of Series D Preferred Stock.
"VWAP" means, for any date, the price determined by the first of the following clauses that applies: (a) if the Common Stock is then listed or quoted on a Trading Market, the daily volume weighted average price of the Common Stock for such date (or the nearest preceding date) on the primary Trading Market on which the Common Stock is then listed or quoted as reported by Bloomberg Financial L.P. (based on a Trading Day from 9:30 a.m. EST to 4:02 p.m. Eastern
Time) using the VAP function; (b) if the Common Stock is not then listed or quoted on the Trading Market and if prices for the Common Stock are then reported in the "Pink Sheets" published by the Pink Sheets, LLC (or a similar organization or agency succeeding to its functions of reporting prices), the most recent bid price per share of the Common Stock so reported; or (c) in all other cases, the fair market value of a share of Common Stock as determined by a nationally recognized-independent appraiser selected in good faith by the Investor.
"Warrant Instrument" has the meaning assigned to it in Section 3 hereof. "Warrants" has the meaning assigned to it in Section 3 hereof.

2.     General Rules of Interpretation
       -------------------------------

(a) When a reference is made in this Agreement to "recitals," "Sections," "Exhibits" or "Disclosure Schedule," such reference shall be to a recital or Section of, or Exhibits or Disclosure Schedule to, this Agreement unless otherwise indicated.

(b) Whenever the words "include," "includes" or "including" are used in this Agreement, they shall be deemed followed by the words "without limitation."

(c) References herein to "transactions contemplated by this Agreement" or to "transactions contemplated hereby" shall be deemed to include a reference to each transaction contemplated by or provided for in this Agreement and any instruments, certificates, documents or agreements, including the Transaction Documents, entered into or contemplated to be entered into in connection herewith.

(d) Except as otherwise expressly provided, all accounting terms used in this Agreement shall be construed in accordance with GAAP.

(e) The Company and the Investor acknowledge that they have been represented by counsel in connection with this Agreement and the transactions contemplated by this Agreement. Accordingly, any rule of Law, or any legal decision that would require interpretation of any claimed ambiguities in this Agreement against the party that drafted it, has no application and is expressly waived. The provisions of this Agreement shall be interpreted in a reasonable manner to affect the intent of the Investor and the Company.

(f) Whenever this Agreement shall require a party to take an action, such requirement shall be deemed to include an undertaking by such party to use its reasonable best efforts to cause its representatives to take all necessary and appropriate action in connection therewith.

(g) A reference to a statute, listing rule, rule, standard, regulation or other Law includes a reference to the corresponding rules and regulations and includes a reference to each of them as amended, consolidated, replaced or rewritten from time to time.

(h)     The singular includes the plural and conversely.

(i) If a word or phrase is defined, its other grammatical forms have a corresponding meaning.

(j) A reference to a party to this Agreement or another agreement or document includes the party's successors, permitted substitutes and permitted assigns (and, where applicable, the party's legal personal representatives).

(k) A reference to the "knowledge" of Investor means the actual knowledge of any of the "officers" (as such term is defined in Rule 16(a)-1(f) promulgated under the Exchange Act) or directors of the Investor. A reference to the "knowledge" of the Company means the actual knowledge that was or would reasonably be expected to be obtained after due inquiry of any employees, officers or directors of the Company.

(l) The use of "or" is not intended to be exclusive unless expressly so indicated.


3.     Authorization of the Shares
       ---------------------------
  On or prior to the Tranche A Closing, the Company shall have authorized (a) the initial sale and issuance to the Investor of six million, five hundred and twenty-three thousand, eight hundred and ten (6,523,810) shares of Series D Preferred Stock (the "Preferred Shares"), (b) the issuance of six hundred and sixty-eight thousand, one hundred and thirty-nine (668,139) warrants to purchase an aggregate of up to six hundred and sixty-eight thousand, one hundred and thirty-nine (668,139) shares of Series D Preferred Stock (the "Warrants") and
(c) the reservation for issuance of shares of Common Stock upon exercise and conversion of the Warrants and conversion of the Preferred Shares of up to seventy-one million, nine hundred and nineteen thousand, four hundred and ninety (71,919,490) shares of Common Stock (the "Conversion Shares") based on the current conversion ratio of 10 shares of Common Stock for each share of Series D Preferred Stock. The Preferred Shares shall have the rights, preferences, privileges and restrictions set forth in the Certificate of Designation of the Series D Preferred Stock of the Company in the form attached hereto as Exhibit C
                                                                       ---------
(the "Certificate of Designation"). The Warrants shall have the rights, preferences, privileges and restrictions set forth in the form attached hereto as Exhibit D (the "Warrant Instrument"). The Conversion Shares shall have the
   ---------
rights, preferences, privileges and restrictions set forth in the Certificate of Incorporation.

4.     Sale and Purchase
       -----------------

(a) Subject to the terms and conditions hereof, at the Tranche A Closing the Company shall issue and sell to the Investor, and the Investor shall purchase from the Company four million, eight hundred and ninety two thousand, eight hundred and fifty seven (4,892,857) shares of Series D Preferred Stock (the "Tranche A Shares") at a price of $2.76 per share and five hundred and five thousand and forty-four (505,044) Warrants (the "Tranche A Warrants", and together with the Tranche A Shares, the "Tranche A Securities") for no additional consideration for an aggregate consideration of thirteen million five hundred thousand dollars ($13,500,000) (the "Tranche A Purchase Price"). The parties agree that five hundred thousand dollars ($500,000) of the Tranche Purchase Price has already been paid by the Investor to the Company. As such at the Tranche A Closing the Investor needs to deliver thirteen million dollars ($13,000,000) (the "Remaining Tranche A Purchase Price").

(b) Subject to the terms and conditions hereof, at the Tranche B Closing the Company shall issue and sell to the Investor and the Investor shall purchase from the Company one million, six hundred and thirty thousand, nine hundred and fifty-two (1,630,952) shares of Series D Preferred Stock (the "Tranche B Shares") at a price per share of $2.76 per share and one hundred and sixty-three thousand and ninety-five (163,095) Warrants (the "Tranche B Warrants", and together with the Tranche B Shares, the "Tranche B Securities") for no additional consideration for an aggregate consideration of four million five hundred thousand dollars ($4,500,000) (the "Tranche B Purchase Price", and together with the Tranche A Purchase Price, the "Purchase Price").

(c) The Company will not make any allocation of the Purchase Price paid by the Investor between the Preferred Shares and the Warrants without the Investor's concurrence thereto in writing (the "Agreed Allocation") and shall prepare and file all Tax Returns on a basis consistent with the Agreed Allocation and shall take no position inconsistent with the Agreed Allocation in any proceeding before any taxing authority or for any other Tax purpose, unless otherwise required to do so by applicable Law.

5.     Closing.
       -------

(a)     Closing.  The delivery of the certificates representing the Tranche A
        -------
Securities, payment by the Investor of the Remaining Tranche A Purchase Price and all other instruments required by this Agreement (the "Tranche A Closing") shall take place at 10:00 a.m. on the date of execution of the Agreement at the offices of Skadden, Arps, Slate, Meagher & Flom LLP, Four Times Square, New York, NY 10036, or at such other time or place as the Company and the Investor may mutually agree. The delivery of the certificates representing the Tranche B
     Securities, payment by the Investor of the Tranche B Purchase Price and all other instruments required by this Agreement (the "Tranche B Closing") will occur on the second Business Day following the satisfaction or waiver of the conditions set forth in Section 9 hereof or such other date as is mutually agreed upon by the parties at the offices of Skadden, Arps, Slate, Meagher & Flom LLP, Four Times Square, New York, NY 10036, or at such other time or place as the Company and the Investor may mutually agree.

(b)     Delivery.
        --------
(1) At the Tranche A Closing, subject to the terms and conditions hereof, the Company will deliver to the Investor the Tranche A Securities, by delivery of a certificate or certificates evidencing the Tranche A Shares and Tranche A Warrants, free and clear of any Liens, and the Investor will make payment to the Company of the Remaining Tranche A Purchase Price by wire transfer of immediately available funds to an account designated by the Company.

(2)     At the Tranche A Closing the Company shall also deliver to the Investor
(i) a true and complete copy, certified by the Secretary of the Company, of the resolutions duly and validly adopted by the Board of Directors evidencing its authorization of the execution and delivery of this Agreement, the Transaction Documents and the consummation of the transactions contemplated hereby and thereby, including the filing of the Certificate of Designation with the Secretary of State of the State of Delaware and the issuance of the Securities,
(ii) a duly executed copy of the Registration Rights Agreement, (iii) a duly executed copy of the Certificate of Designation filed with and certified by the Secretary of State of the State of Delaware, (iv) a good standing certificate from the Secretary of State of the state of Delaware and each state in which the Company is qualified as a foreign corporation to do business, (v) a legal opinion from Salvo, Landau, Gruen & Rogers in the form attached hereto as Exhibit H and (vi) an officer's certificate executed by its chief executive
        -
officer certifying that (a) the Company shall have performed in all material respects each of its obligations hereunder and under each of the Transaction Documents required to be performed by it at or prior to the date of the Tranche A Closing (the "Tranche A Closing Date"), and shall have obtained all consents and approvals required for the consummation of the transactions contemplated to be consummated at the Tranche A Closing, and (b) the representations and warranties of the Company contained in this Agreement and in any certificate or other writing delivered by the Company pursuant hereto shall be true and correct (without giving effect to any limitation as to "materiality" or "Material Adverse Effect" set forth therein) at and as of the Tranche A Closing Date as if made at and as of the Tranche A Closing Date, except where the failure of such representations and warranties to be true and correct (without giving effect to any limitation as to "materiality" or "Material Adverse Effect" set forth therein) would not, individually or in the aggregate, have a Material Adverse Effect.

(3) At the Tranche A Closing the Investor shall also deliver to the Company a duly executed copy of the Registration Rights Agreement.

(4) At the Tranche B Closing, subject to the terms and conditions hereof, the Company will deliver to the Investor the Tranche B Securities, by delivery of a certificate or certificates evidencing the Tranche B Shares and the Tranche B Warrants, free and clear of any Liens, and the Investor will make payment to the Company of the Tranche B Purchase Price by wire transfer of immediately available funds to an account designated by the Company.

(5)     At the Tranche B Closing the Company shall also deliver to the Investor
(i) a duly executed copy of the Strategic Agreement, (ii) a good standing certificate from the Secretary of State of the state of Delaware and each state in which the Company is qualified as a foreign corporation to do business, (iii) a legal opinion from Salvo, Landau, Gruen & Rogers in the form attached hereto as Exhibit I and (iv) the certificate referred to in Section 9.2(c) hereof.
   ---------
(6) At the Tranche B Closing the Investor shall also deliver to the Company a duly executed copy of the Strategic Agreement and the certificate referred to in Section 9.3(b) hereof.


6.     Representations and Warranties by the Company
       ---------------------------------------------
  Except as specifically set forth in the Disclosure Schedule, the Company represents and warrants to the Investor that all of the statements contained in this Section 6 are true and complete as of the date of this Agreement and that all of the statements contained in this Section 6 will be true and complete as of the date of the Tranche B Closing (the "Tranche B Closing Date") as though made on the Tranche B Closing Date (except to the extent expressly made only as of the earlier date, in which case as of such earlier date).

6.1     Organization
        ------------
       The Company and each of its Subsidiaries (a) is a corporation, limited liability company or other legal entity duly organized, validly existing and in good standing under the Laws of its jurisdiction of organization or formation,
(b) is duly qualified to do business as a foreign corporation and is in good standing in each jurisdiction where the nature of the property owned or leased by it or the nature of the business conducted by it makes such qualification necessary, except where the failure to be so qualified and in good standing would not, individually or in the aggregate, reasonably be likely to have a Material Adverse Effect, (c) has its principal place of business and chief executive office at 55 Route 31 South, Pennington, New Jersey, NJ 08534, and (d) has the requisite corporate power and authority to own or lease and operate its assets and carry on its business as presently being conducted.

6.2     Authorization and Enforceability
        --------------------------------
       The Company has all requisite corporate power and authority to enter into this Agreement, the Transaction Documents and to consummate all of the transactions contemplated hereby and thereby. The execution, delivery and performance by the Company of this Agreement and each of the other Transaction Documents to which it is a party, and the consummation by the Company of the transactions contemplated hereby and thereby, have been duly authorized by all necessary corporate action on the part of the Company. This Agreement has been duly and validly executed and delivered by the Company and, when executed, each other Transaction Document to which it is a party will be duly and validly executed and delivered by the Company, and, assuming due and valid execution and delivery by the Investor, will constitute the legal, valid and binding obligation of the Company, each enforceable against the Company in accordance with their respective terms, subject to Laws of general application relating to bankruptcy, insolvency, and the relief of debtors and other Laws of general application affecting enforcement of creditors' rights generally, rules of Law governing specific performance, injunctive relief and other equitable remedies. The execution, delivery and performance of this Agreement, and the Transaction Documents to which the Company is a party and all other instruments, agreements, certificates and documents contemplated hereby and thereby by the Company and the performance of the transactions contemplated hereby and thereby will not result in the creation or imposition of any Lien upon the Common Stock, the Securities or any other security of the Company or any of its Subsidiaries.

6.3     Capitalization
        --------------

(a) The authorized capital of the Company consists of (i) two hundred seventy-five million (275,000,000) shares of Common Stock, $.001 par value per share; (ii) ten million (10,000,000) shares of Preferred Stock, $.01 par value per share, of which (A) no shares are designated Series A Preferred Stock, (B) six hundred eleven thousand, one hundred and eleven (611,111) shares are designated Series B Convertible Preferred Stock and (C) seven hundred fifty thousand (750,000) shares are designated Series C Convertible Preferred Stock. As of the date hereof, without giving effect to the consummation of the transactions contemplated herein, there are outstanding one hundred forty-six million, five hundred forty-seven thousand, two hundred seventy-five (146,547,275) shares of Common Stock, zero (0) shares of Series A Preferred Stock, six hundred eleven thousand, one hundred and eleven (611,111) shares of Series B Preferred Stock and seven hundred fifty thousand (750,000) shares of Series C Preferred Stock, and the Company has no other shares of capital stock authorized, issued or outstanding.

(b) As of close of business on the date prior to the date hereof: (i) thirteen million, three hundred thirty-nine thousand, three hundred thirty-one (13,339,331) shares of Common Stock are issuable upon the exercise of outstanding options to purchase Common Stock under the 1999 Incentive Stock Option Plan, as amended (the "Company Stock Option Plan", each option a "Company Option"), (ii) eleven million, four hundred seventy-nine thousand, five hundred and fifty (11,479,550) shares of Common Stock are vested and exercisable as of the date hereof, (iii) six million, nine hundred sixty-five thousand, two hundred ninety-two (6,965,292) shares of Common Stock are available for future grants under the Company Stock Option Plan, (iv) twenty-one million, six hundred eighty thousand, seven hundred four (21,680,704) shares of Common Stock are issuable upon the exercise of any company warrants (each a "Company Warrant"), and (v) five million, six hundred eighty-eight thousand, one hundred thirty-six (5,688,136) shares of Common Stock are issuable upon the exercise of convertible loans or other debts or similar instruments (each, a "Company Debt Instrument").
Section 6.3(b) of the Company Disclosure Schedule sets forth a list of each outstanding Company Option, Company Warrant and Company Debt Instrument, stating: (a) the name of the holder of such Company Option, Company Warrant or Company Debt Instrument, (b) the number of shares of Common Stock subject to such Company Option, Company Warrant or Company Debt Instrument, (c) the exercise price of such Company Option, Company Warrant or Company Debt Instrument, (d) the date on which such Company Option, Company Warrant or Company Debt Instrument was granted or issued, (e) the extent to which such Company Option, Company Warrant or Company Debt Instrument is vested and exercisable as of the date hereof, and (f) the date on which such Company Option, Company Warrant or Company Debt Instrument expires.

(c) A correct and complete list of all Subsidiaries of the Company, their respective jurisdictions of organization and the jurisdictions in which each is qualified and is required to be qualified to do business is set forth in Section
6.3 (c) of the Disclosure Schedule. Except as set forth in Section 6.3 (c) of the Disclosure Schedule, (a) each of the Subsidiaries of the Company is wholly-owned by the Company, directly or indirectly, free and clear of any Liens and (b) the Company does not own, directly or indirectly, any capital stock of, or any other securities convertible or exchangeable into or exercisable for capital stock of, any Person other than the Subsidiaries of the Company.

(d) Except as set forth in Section 6.3(b) of the Disclosure Schedule, (i) there are no outstanding options, warrants, convertible loans, debt or similar instruments, scrip, rights to subscribe to, calls or commitments of any character whatsoever relating to, or securities or rights convertible into or exercisable or exchangeable for, any shares of capital stock of the Company or any of its Subsidiaries, or arrangements by which the Company or any of its Subsidiaries is or may become bound to issue additional shares of capital stock, nor are any such issuances or arrangements contemplated, (ii) there are no securities or instruments containing antidilution or similar provisions that will be triggered by the issuance of the Securities in accordance with the terms of this Agreement or the issuance of the Warrant Shares in accordance with the Warrants, (iii) neither the Company nor any of its Subsidiaries has any obligation (contingent or otherwise) to purchase, redeem or otherwise acquire any of its equity securities or any interests therein or to pay any dividend or make any distribution in respect thereof and (iv) neither the Company nor any of its Subsidiaries has reserved any shares of capital stock for issuance pursuant to any stock option plan or similar arrangement. The capitalization of the Company, including, without limitation, the authorized capital stock, the number of shares issued and outstanding, the number of shares issuable and reserved for issuance pursuant to the Company's stock option plans, the number of shares issuable and reserved for issuance pursuant to securities (other than the Tranche A Securities and the Tranche B Securities) exercisable for, or convertible into or exchangeable for any shares of capital stock and the number of shares that have been reserved for issuance at the Tranche A Closing and the Tranche B Closing is set forth in Section 6.3(b) of the Disclosure Schedule. Except as set forth in Section 6.3(b) of the Disclosure Schedule, there are no voting trusts, stockholder agreements, proxies or other agreements or understandings in effect with respect to the voting or transfer of any of the issued and outstanding securities of the Company or any of its Subsidiaries.

(e) As of the date hereof, no Indebtedness or other equity of the Company is senior to, or pari passu with, the Securities in right of payment, whether with respect to interest or upon liquidation or dissolution, or otherwise, other than Indebtedness secured by purchase money security interests (which is senior only as to underlying assets covered thereby) and capital lease obligations (which is senior only as to the property covered thereby).

(f) Except as provided in the final sentence of this subparagraph (f), since January 1, 2003, the exercise price of each Company Option has been no less than the fair market value of a share of Common Stock as determined on the date of grant of such Company Option. Since January 1, 2003, all grants of Company Options were validly issued and properly approved by the Board of Directors (or a duly authorized committee or subcommittee thereof) in compliance with all applicable legal requirements and recorded on the Financial Statements (as defined in Section 6.6) in accordance with GAAP, and to the extent any such grants involved any "back dating," "forward dating" or similar practices with respect to the effective date of grant (collectively "Violative Actions"), such Violative Actions were unintentional and are not material in the aggregate. As of the date hereof, each Company Option has the exercise price and is held by the holder set forth on Section 6.3(f) of the Disclosure Schedule.

(g) All of the holders of the Series B Convertible Preferred Stock have failed to convert such shares of preferred stock into shares of Common Stock in accordance with the terms of their issuance. The right to convert the shares of Series B Convertible Preferred Stock into shares of Common Stock expired on September 8, 2003. The total amount payable by the Company with respect to the Series B Convertible Preferred Stock is six hundred and seventy-four thousand and forty-four dollars ($674,044), which includes accrued dividends as of the date hereof of one hundred and twenty-four thousand and forty-four dollars ($124,044).


6.4     Due Issuance and Authorization of Capital Stock
        -----------------------------------------------
       All of the outstanding shares of capital stock of the Company and each of its Subsidiaries have been duly authorized, validly issued and are fully paid and nonassessable. The Securities have been duly authorized and upon issuance in accordance with the terms of this Agreement or the Warrants (as applicable), all such Securities will be duly authorized, validly issued, fully paid and nonassessable. The sale and delivery of the Preferred Shares and the Warrants to the Investor pursuant to the terms hereof, and the issuance of the shares of Series D Preferred Stock to the Investor upon exercise of the Warrants, will vest in the Investor legal and valid title to such securities, free and clear of any Lien.

6.5     Consents
        --------
       Neither the execution, delivery or performance of this Agreement or any other Transaction Document by the Company, nor the consummation by it of the obligations and transactions contemplated hereby or thereby (including, without limitation, the issuance, the reservation for issuance and the delivery of the Securities and the Conversion Shares) requires any consent of, authorization by, exemption from, filing with or notice to any Governmental Entity, the shareholders of the Company or any other Person, other than the filings under applicable securities Laws required to comply with the Company's registration obligations under the Registration Rights Agreement.

6.6     Financial Statements
        --------------------
       The audited consolidated balance sheet of the Company as of December 31, 2005 (the "Balance Sheet"), and audited consolidated statements of income and retained earnings and cash flows of the Company for the year ended December 31, 2005 (collectively with the Balance Sheet, the "Financial Statements"), together with an unqualified opinion thereon from the Company's independent accountants, are contained in the Company's SEC Documents (as defined below). The Company has caused to be delivered to the Investor unaudited consolidated balance sheets of the Company as of March 31, 2006, as of June 30, 2006 and as of September 30, 2006 (the "Unaudited Balance Sheets") and unaudited consolidated statements of income and retained earnings and cash flows of the Company for the three months ended March 31, 2006, the six months ended June 30, 2006 and the nine months ended September 30, 2006 (collectively with the Unaudited Balance Sheet, the "Unaudited Financial Statements"). The Financial Statements and Unaudited Financial Statements have been prepared from, are in accordance with and accurately reflect, the books and records of the Company and have been prepared in accordance with GAAP applied on a consistent basis during the periods involved (except (x) as may be otherwise indicated in such financial statements or the notes thereto, or (y) in the case of unaudited interim statements, to the extent they may not include footnotes or may be condensed or summary statements) and fairly present in all material respects the consolidated financial position of the Company as of the dates thereof and its consolidated results of operations and cash flows for the periods then ended (subject, in the case of Unaudited Financial Statements, to immaterial year-end audit adjustments).

6.7     SEC Documents.
        -------------

(a) Except as set forth in Section 6.7 of the Disclosure Schedule, since January 1, 2003, the Company has timely filed all reports, schedules, forms, statements and other documents required to be filed by it with the SEC pursuant to the reporting requirements of the Exchange Act (all of the foregoing filed prior to the date hereof and after January 1, 2003, and all exhibits included therein and financial statements and schedules thereto and documents incorporated by reference therein, being hereinafter referred to herein as the "SEC Documents"). The Company has delivered or otherwise made available to the Investor true and complete copies of the SEC Documents, except the exhibits and schedules thereto and the documents incorporated therein. As of their respective dates, the SEC Documents complied in all material respects with the requirements of the Exchange Act or the Securities Act, as the case may be, applicable to the SEC Documents, and none of the SEC Documents, at the time they were filed with the SEC, contained any untrue statement of a material fact or omitted to state a material fact required to be stated therein or necessary in order to make the statements therein, in light of the circumstances under which they were made, not misleading. The chief executive officer and the chief financial officer of the Company has each signed, and the Company has furnished to the SEC, all certifications required by Sections 302 and 906 of the Sarbanes-Oxley Act of 2002 (the "Certifications"). Such Certifications contain no qualifications or exceptions to the matters certified therein and have not been modified or withdrawn, and neither the Company nor any of its officers have received notice from any Governmental Entity questioning or challenging the accuracy, completeness, content, form or manner of filing or submission of such Certifications. Since the adoption of the Sarbanes-Oxley Act, the Company has complied in all material respects with the Laws, rules and regulations thereunder. As of their respective dates, the financial statements of the Company included in the SEC Documents complied as to form in all material respects with applicable accounting requirements and the published rules and regulations of the SEC applicable with respect thereto.

(b) The Company and each of its Subsidiaries maintain a system of internal accounting controls sufficient to comply with all legal and accounting requirements applicable to the Company and such Subsidiary. The Company has disclosed in the SEC Documents, based on its most recent evaluation thereof, any significant deficiencies in its internal accounting controls which would reasonably be expected to adversely affect in any material respect the Company's ability to record, process, summarize and report financial data and neither the Company nor any of its Subsidiaries nor, to the knowledge of the Company, any representative of the Company or any of its Subsidiaries has received or otherwise had or obtained knowledge of any material complaint, allegation, assertion or claim, whether written or oral, regarding the accounting or auditing practices, procedures, methodologies or methods of the Company or any of its Subsidiaries or their respective internal accounting controls, including any material complaint, allegation, assertion or claim that the Company or any of its Subsidiaries has engaged in questionable accounting or auditing practices.

6.8     No Conflicts
        ------------
       The execution, delivery and performance of this Agreement and each other Transaction Document, and the consummation of the transactions contemplated hereby and thereby (including, without limitation, the issuance and reservation for issuance, as applicable, of the Securities and the Conversion Shares) will not (a) result in a violation of the certificate of incorporation or by-laws of the Company or any of its Subsidiaries, (b) except as set forth in Section 6.8 of the Disclosure Schedule, materially conflict with or result in the material breach of the terms, conditions or provisions of or constitute a material default (or an event which with notice or lapse of time or both would become a material default) under, or give rise to any right of termination, acceleration or cancellation under, any Contract to which the Company or any of its Subsidiaries is a party, (c) result in a material violation of any Law, rule, regulation, order, judgment or decree (including, without limitation, U.S. federal and state securities Laws and regulations) applicable to the Company or any of its Subsidiaries or by which any property or asset of the Company or any of its Subsidiaries is bound or affected, or (d) result in the creation of any material Lien upon any of the assets of the Company or any of its Subsidiaries. Neither the Company nor any of its Subsidiaries is in violation of the certificate of incorporation or by-laws, and neither the Company nor any of its Subsidiaries is in default (and no event has occurred which, with notice or lapse of time or both, would cause the Company or any of its Subsidiaries to be in material default) under, nor has there occurred any event giving others (with notice or lapse of time or both) any rights of termination, amendment, acceleration or cancellation of, any material agreement, indenture or instrument to which the Company or any of its Subsidiaries is a party.

6.9     Intellectual Property
        ---------------------

(a) Section 6.9(a) of the Disclosure Schedule sets forth a true, correct, and complete list of all U.S. and foreign (i) issued Patents and Patent applications, (ii) Trademark registrations and applications and material unregistered trademarks, (iii) copyright registrations and applications and material unregistered copyrights, and (iv) material Software, in each case which is owned or purported to be owned by the Company or any of its Subsidiaries. The Company or one of its Subsidiaries is the sole and exclusive beneficial and record owner of all of the Intellectual Property items set forth in Section 6.9(a) of the Disclosure Schedule, and all such Intellectual Property is subsisting, valid, and enforceable.

(b) Section 6.9(b) of the Disclosure Schedule sets forth a true, correct, and complete list of all Contracts to which the Company or one of its Subsidiaries is a party or otherwise bound (i) granting or obtaining any right to use any material Intellectual Property (other than Contracts granting rights to use readily available commercial Software that is generally available on nondiscriminatory pricing terms and having an acquisition price of less than $20,000 in the aggregate for all such related Contracts) or (ii) restricting the Company's or its Subsidiaries' rights, or permitting other Persons, to use or register any material Intellectual Property (collectively, the "IP Contracts"). Each IP Contract is valid, binding upon, and enforceable by or against the parties thereto in accordance with its terms. The Company and its Subsidiaries have complied in all material respects with, and is not in breach nor has received any asserted or threatened claim of breach of, any IP Contract, and the Company has no knowledge of any breach or anticipated breach by any other Person to any IP Contract.

(c) Except as set forth in Section 6.9(c) of the Disclosure Schedule: (i) the Company or one of its Subsidiaries owns, or has a valid right to use, free and clear of all Liens, all Intellectual Property used or held for use in, or necessary to conduct, the business of the Company or its Subsidiaries as currently conducted and as currently proposed to be conducted, (ii) the conduct of the business of the Company or its Subsidiaries (including the products and services of the Company) to the knowledge of the Company does not infringe, misappropriate, or otherwise violate any Person's Intellectual Property rights, and the Company has not had such a claim asserted or threatened against it in the past three years and (iii) to the knowledge of the Company, no Person is infringing, misappropriating, or otherwise violating any Intellectual Property owned, used, or held for use by the Company in the conduct of the business of the Company or its Subsidiaries, and no such claims have been asserted or threatened against any Person by the Company in the past three years.

(d) The Company and its Subsidiaries take reasonable measures to protect the confidentiality of Trade Secrets, including requiring all Persons having access thereto to execute written non-disclosure agreements. Such Persons who have not executed a non-disclosure agreement shall, prior to the Tranche B Closing, do so, in a form reasonably acceptable to the Investor. Prior to the Tranche B Closing, all such persons have or will have executed a proprietary rights assignment, in a form reasonably acceptable to the Investor.

(e) No Affiliate or current or former partner, director, stockholder, officer, or employee of the Company owns or retains any rights to use any of the
     Intellectual Property owned, used, or held for use by the Company in the conduct of the business of the Company or any of its Subsidiaries.

(f) No funding, facilities or personnel of any Governmental Entity were used, directly or indirectly, to develop or create, in whole or in part, any Intellectual Property rights of the Company.

6.10     Material Contracts
         ------------------

(a) Sections 6.10(a)(i) through (ix) of the Disclosure Schedule contains lists of each of the following types of Contracts (such Contracts, "Material Contracts"):

(i) each Contract that involved aggregate payments by or to the Company or one of its Subsidiaries of more than $100,000 during the year ended September 30, 2006 and that is not cancelable by the Company without liability on thirty
(30) or less days' notice to the other party thereto;

(ii) each Contract for the lease of personal property by or from the Company or one of its Subsidiaries that involved payments in excess of $100,000 during the year ended September 30, 2006 and that is not cancelable by the Company or one of its Subsidiaries without liability on thirty (30) or less days' notice to the other party thereto;

(iii) each Contract that by its express terms limits the ability of Company or one of its Subsidiaries to engage in any line of business or compete with any Person or otherwise conduct its business in any geographic area or during any period of time;

(iv) all Contracts of the Company or one of its Subsidiaries evidencing Indebtedness;

(v) all Contracts under which any Person has directly or indirectly guaranteed the Indebtedness, liabilities or obligations of the Company or one of its Subsidiaries, or the Company or one of its Subsidiaries has directly or indirectly guaranteed the Indebtedness, liabilities or obligations of any Person;

(vi) all Contracts of the Company or one of its Subsidiaries which are joint venture or partnership agreements;

(vii) all Contracts granting or obtaining Intellectual Property rights that are material to the Company or one of its Subsidiaries, other than Contracts relating to computer software, systems or equipment that involved payments by or to the Company or one of its Subsidiaries of less than $100,000 during the year ended September 30, 2006;

(viii) all Contracts between the Company or one of its Subsidiaries and the officers or directors of the Company; and

(ix) all Contracts of the Company or one of its Subsidiaries with any Governmental Entity.

(b) Each such Contract is a legal, valid and binding obligation of the Company, enforceable against the Company and/or such Subsidiary, as the case may be, in accordance with its terms, subject to Laws of general application relating to bankruptcy, insolvency, and the relief of debtors and other Laws of general application affecting enforcement of creditors' rights generally, rules of Law governing specific performance, injunctive relief and other equitable remedies. There has not occurred any breach, violation or default or any event that, with the lapse of time, the giving of notice or the election of any Person, or any combination thereof, would constitute a material breach, violation or default by the Company or a Subsidiary, as the case may be, under any such Contract or, to the knowledge of the Company, by any other Person to any such Contract. Neither the Company nor any of its Subsidiaries has been notified that any party to any Material Contract intends to cancel, terminate, not renew or exercise an option under any Material Contract, whether in connection with the transactions contemplated hereby or otherwise.

6.11     Right of First Refusal; Voting and Registration Rights
         ------------------------------------------------------
       Other than as provided for herein or in any other of the Transaction Documents, no Person has any right of first refusal, preemptive right, right of first offer, right of co-sale or other similar right regarding any of the Company's securities or those of any of its Subsidiaries. There are no provisions in the certificate of incorporation or the by-laws of the Company or any of its Subsidiaries, no agreements to which the Company or any of its Subsidiaries is a party and no agreements by which the Company, any of its Subsidiaries or the Securities are bound, which (i) may affect or restrict the voting rights of the Investor with respect to the Securities in its capacity as a stockholder of the Company, (ii) restrict the ability of the Investor, or any successor thereto or assignee or transferee thereof, to transfer the Securities,
(iii) require the vote of more than a majority of the Company's issued and outstanding Common Stock, voting together as a single class, to take or prevent any corporate action, other than those matters requiring a class vote under Delaware Law, or (iv) entitle any party to nominate or elect any director of the Company or require any of the Company's stockholders to vote for any such nominee or other Person as a director of the Company in each case, except as provided for in or contemplated by this Agreement. Except as disclosed on
Section 6.11 of the Disclosure Schedule or pursuant to the Registration Rights Agreement, the Company is not under any obligation, contractual or otherwise, to register for sale any of its securities under the Securities Act. The Company has complied with its obligations under Section 4.16 of the Securities Purchase Agreement (the "Camofi Agreement") dated as of July 21, 2005 between the Company and Camofi Master LDC ("Camofi") by giving notice to Camofi of the transactions
                        ------
contemplated hereby. Camofi has, in writing, fully waived its right to participate in the transactions contemplated hereby pursuant to Section 4.16 of the Camofi Agreement.

6.12     Intentionally Omitted
         ---------------------

6.13     No Integrated Offering; Private Placement
       Neither the Company, nor any of its Affiliates or any other Person acting on the Company's behalf, has directly or indirectly engaged in any form of general solicitation or general advertising with respect to the Securities nor have any of such Persons made any offers or sales of any security or solicited any offers to buy any security under circumstances that would require registration of the Securities under the Securities Act or cause this offering of Securities to be integrated with any prior offering of securities of the Company for purposes of the Securities Act or any applicable stockholder approval provisions. No registration under the Securities Act is required for the offer and sale of the Securities by the Company to the Investor as contemplated hereby. The issuance and sale of the Securities hereunder does not contravene the rules and regulations of any trading market in which the Company's securities trade

6.14     Absence of Certain Developments
         -------------------------------
       Except as disclosed in Section 6.14 of the Disclosure Schedule, since December 31, 2005, (a) each of the Company and its Subsidiaries has conducted its business and operations consistent with past practice only in the ordinary and usual course thereof, (b) there has not occurred any facts, events, circumstances, changes, conditions or effects (including the incurrence of any Liabilities of any nature, whether or not accrued, contingent or otherwise) that have had, or would reasonably be expected to have, individually or in the aggregate, a Material Adverse Effect, (c) neither the Company nor any of its Subsidiaries has made any material change in its accounting methods, principles or practices, (d) neither the Company nor any of its Subsidiaries has declared or made any dividend or distribution of cash or other property to its stockholders or purchased, redeemed or made any agreements to purchase or redeem any shares of its capital stock and (v) neither the Company nor any of its Subsidiaries has issued any equity securities to any officer, director or Affiliate, except pursuant to existing Company stock option plans

6.15     Undisclosed Liabilities
         -----------------------
       Except as set forth in Section 6.15 of the Disclosure Schedule, neither the Company nor any of its Subsidiaries has any Liabilities other than (a) set forth on the Financial Statements, (b) Liabilities incurred in the ordinary course of business consistent with past practice since December 31, 2005, (c) any Liabilities incurred other than in the ordinary course of business not in excess of $100,000 individually or (d) Liabilities incurred in connection with this Agreement or the Transaction Documents or the transactions contemplated hereby or thereby

6.16     Litigation
         ----------
       Except as set forth on Section 6.16 of the Disclosure Schedule and except as would not be material to the Company or any of its Subsidiaries as of the date hereof, there is no action, suit, claim or proceeding pending or to the knowledge of the Company, threatened or reasonably anticipated against the Company or any of its Subsidiaries. As of the date hereof, there is no material investigation or other proceeding pending or, to the knowledge of the Company or threatened or reasonably anticipated against the Company, any of its Subsidiaries or any of their respective properties (tangible or intangible) by or before any Governmental Entity. There has not been since January 1, 2003, nor are there currently, any internal investigations or inquiries being conducted by the Company or any of its Subsidiaries, the Company's Board of Directors (or any committee thereof) or any third party, either at the request of any of the foregoing or otherwise concerning any financial, accounting, tax, conflicts of interest, illegal activity, fraudulent or deceptive conduct or other misfeasance or malfeasance issues. As of the date hereof, there is no action, suit, proceeding, arbitration or, to the knowledge of the Company, investigation involving the Company or any of its Subsidiaries or that the Company or any of its Subsidiaries presently intends to initiate.

6.17     Compliance with Laws
         --------------------
       Neither the Company nor any of its Subsidiaries has received notification from any Governmental Entity (a) asserting a material violation of any Law or the terms of any judgment, order, decree, injunction or writ applicable to the conduct of its business, (b) threatening to revoke any material, Company Permit, or (c) restricting or in any way limiting its business as currently conducted. The Company and each of its Subsidiaries has in all material respects been operated since January 1, 2003 in compliance with all Laws. The Company and each of its Subsidiaries is in compliance in all material respects with all Company Permits and each material Company Permit is in full force and effect.

6.18     Taxes
         -----

(a)     Filing of Tax Returns and Payment of Taxes.  The Company and each of its
        ------------------------------------------
     Subsidiaries has duly and timely filed (or has had duly and timely filed on its behalf) with the appropriate taxing authorities all Tax Returns required to be filed under applicable law and regulations through the date hereof, and all such Tax Returns are true, correct and complete in all respects. The Company and each of its Subsidiaries have paid on a timely basis all Taxes due and payable (whether or not shown on any Tax Return). Neither the Company nor any of its Subsidiaries is currently the beneficiary of any extension of time within which to file any Tax Return, and no written claim has been made by an authority in a jurisdiction where the Company or any of its Subsidiaries does not file Tax Returns that it is or may be subject to taxation by that jurisdiction. There are no Liens for Taxes (other than Taxes not yet due and payable) upon any of the assets of The Company or any of its subsidiaries.

(b)     Audits, Investigations, Disputes or Claims.  No deficiencies for Taxes
        ------------------------------------------
of the Company or any of its Subsidiaries have been claimed, proposed or assessed in writing against the Company or any of its Subsidiaries by any taxing or other governmental authority that have not been fully paid or finally settled. No Seller or director or officer (or employee responsible for Tax matters) of the Company or any of its Subsidiaries expects any authority to assess any additional Taxes for any period for which Tax Returns have been
filed.   An adequate reserve in accordance with GAAP has been established in the books of the Company and its Subsidiaries with respect to any unpaid Taxes. No foreign, federal, state, or local tax audits, investigations, disputes or claims relating to the Taxes or Tax Returns of the Company or any of its Subsidiaries or administrative or judicial Tax proceedings currently are pending or being conducted with respect to the Company or any of its Subsidiaries.

(c)     No Waiver of Statute of Limitations.  Neither the Company nor any of its
        -----------------------------------
Subsidiaries has executed a waiver with respect to any statute of limitations relating to the assessment or collection of any Taxes.

(d)     Tax Sharing Agreements.  Neither the Company nor any of its Subsidiaries
        ----------------------
is a party to any Tax sharing agreements, or similar arrangements (including indemnity arrangements), or contracts or plans.

(e)     No Withholding.  The Company and each of its Subsidiaries has, in all
        --------------
respects, withheld and paid all Taxes required to have been withheld and paid in connection with any amounts paid or owing to any employee, independent contractor, creditor, stockholder or other third party and has filed all Tax Returns required to be filed with respect thereto.

(f)     Net Operating Losses.  As of the date hereof, the Company and each of
        --------------------
its Subsidiaries has net operating losses of approximately US$ fifty-six million ($56,000,000) and no net capital losses and is not subject to limitation under 3382 (or any other provision of state, local or foreign Tax law.

(g)     Inclusion of Income.  Neither the Company nor any of its Subsidiaries
        -------------------
will be required to include any material item of income in, or exclude any material item of deduction from, taxable income for any taxable period (or portion thereof) ending after the Closing Date that arises as a result of a transaction that occurred prior to the Closing Date.

(h)     Stock Distributions.  Neither the Company nor any of its Subsidiaries
        -------------------
has distributed stock of another Person, or has had its stock distributed by another Person, in a transaction that was purported or intended to be governed in whole or in part by Code 355 or Code 361.


6.19     Employee and Benefit Plans
         --------------------------

(a) "Benefit Plan" means each deferred compensation and each incentive compensation, stock purchase, stock option and other equity compensation plan, program, agreement or arrangement; each severance or termination pay, medical, surgical, hospitalization, life insurance and other "welfare" plan, fund or program (within the meaning of section 3(1) of the Employee Retirement Income Security Act of 1974, as amended ("ERISA")); each profit-sharing, stock bonus or other "pension" plan, fund or pro-gram (within the meaning of section 3(2) of ERISA); employment, termination or severance agreement; and each other material employee benefit plan, fund, program, agreement or arrangement, in each case, that is sponsored, maintained or contributed to or required to be contributed to by the Company, any of its Subsidiaries or by any trade or business, whether or not incorporated (an "ERISA Affiliate"), that together with the Company or any of its Subsidiaries would be deemed a "single employer" within the meaning of Section 4001(b) of ERISA, or to which the Company, any of its Subsidiaries or an ERISA Affiliate would reasonably be expected to have any liability, for the benefit of any current or former employee or director of the Company or any of its Subsidiaries. Each Benefit Plan is sponsored or maintained in the United States. No Benefit Plan has terms requiring assumption or any guarantee by the Investor.

(b)     Each Benefit Plan intended to be "qualified" within the meaning of
Section 401(a) of the Code has received a favorable determination letter from the Internal Revenue Service that it is so qualified and the trust maintained thereunder is exempt from taxation under Section 501(a) of the Code and to the Company's knowledge no event has occurred that could reasonably be expected to cause a loss of such qualification.

(c) Each Benefit Plan has been operated and administered in all material respects in accordance with the terms of such Benefit Plan and with applicable Laws, including but not limited to ERISA and the Code.

(d) No Benefit Plan is subject to Title IV or Section 302 of ERISA and, in the last six years immediately preceding each Closing Date, none of the Company, any of its subsidiaries or any ERISA Affiliates has sponsored, maintained, contributed or been required to contribute to any employee benefit plan which was subject to Title IV of ERISA.

(e) There are no pending, threatened or anticipated material claims by or on behalf of any Benefit Plan, by any employee or beneficiary covered under any such Benefit Plan, or otherwise involving any such Benefit Plan (other than routine claims for benefits).

(f) The consummation of the transactions contemplated by this Agreement will not, either alone or in combination with any other event, (i) entitle any current or former employee, officer, director or consultant of the Company, any of its Subsidiaries or any ERISA Affiliate to severance pay, unemployment compensation or any other similar termination payment, or (ii) accelerate the time of payment or vesting, or increase the amount of, or otherwise enhance, any benefit due to any such employee, officer, director or consultant.

(g) The Company and its Subsidiaries are in material compliance with all applicable U.S. federal, state and local and foreign Laws, rules and regulations respecting employment and employment practices, labor, terms and conditions of employment, wages, hours of work and occupational safety and health, and are not engaged in any unfair labor practices as defined in the National Labor Relations Act or other applicable Law. Neither the Company nor any of its Subsidiaries is bound by or subject to any written or oral, express or implied, commitment or arrangement, collective bargaining or similar agreement with any labor union, and, to the knowledge of the Company, no labor union has requested or has sought to represent any of the employees, representatives or agents of the Company or any of its Subsidiaries and to the knowledge of the Company, there is no current union organizing activities among such employees, representatives or agents.

(h) No Benefit Plan provides medical, surgical, hospitalization, death or similar bene-fits (whether or not insured) for employees or former employees of the Company or any of its Subsidiaries for periods extending beyond their retirement or other termination of service, other than (i) coverage mandated by applicable law, (ii) death benefits under any "pen-sion plan," or (iii) benefits the full cost of which is borne by the current or former employee (or his beneficiary).


6.20     Brokers
         -------
       Except as set forth in Section 6.20 of the Disclosure Schedule, no broker, investment banker, financial advisor, finder or other Person has been retained by or is authorized to act on behalf of the Company who might be entitled to any fee or commission in connection with this Agreement or any of the Transaction Documents.

6.21     Related-Party Transactions
         --------------------------
       Except as set forth in Section 6.21 of the Disclosure Schedule, no employee, officer, director, or Affiliate of the Company or any of its Subsidiaries or member of his or her immediate family is currently indebted to the Company or any of its Subsidiaries, nor is the Company or any of its Subsidiaries indebted (or committed to make loans or extend or guarantee credit) to any of such individuals. Except as set forth in Section 6.21 of the Disclosure Schedule, none of such Persons has any direct or indirect ownership interest in any firm or corporation which is an Affiliate of the Company or with which the Company or any of its Subsidiaries has a business relationship, or any firm or corporation that competes with the Company, except that employees, officers, or directors of the Company and members of their immediate families may own stock in an amount not to exceed 5% of the outstanding capital stock of publicly traded companies that may compete with the Company or with which the Company or one of its Subsidiaries may have a business relationship.

6.22     Insurance
         ---------
       (a) Except as set forth in Section 6.22 of the Disclosure Schedule, the Company and its Subsidiaries have policies of property and casualty insurance and bonds of the type and in amounts customarily carried by persons conducting business or owning assets similar to those of the Company and its Subsidiaries. There is no material claim pending under any of such policies or bonds as to which coverage has been, nor any basis for the Company to reasonably believe that a material claim will be, questioned, denied or disputed by the underwriters of such policies or bonds. All premiums due and payable under all such policies and bonds have been paid and the Company and its Subsidiaries are otherwise in compliance in all material respects with the terms of such policies and bonds.

     (b) The Company has a directors' and officers' liability insurance policy that is in full force and effect in the amount of $3,000,000.


6.23     Title to Properties
         -------------------
       (a) Neither the Company nor any of its Subsidiaries owns or has owned any real property. Section 6.23(a) of the Disclosure Schedule sets forth a list of all material real property currently leased, licensed or subleased by the Company or any of its Subsidiaries or otherwise used or occupied by the Company or any of its Subsidiaries (the "Real Property"). All current leases set forth in Section 6.23(a) of the Disclosure Schedule are in full force and effect, are valid and effective in accordance with their respective terms there is not, under any of such leases, any existing material breach, default or event of default (or event which with notice or lapse of time, or both, would constitute a material default) by the Company or its Subsidiaries or, to the knowledge of the Company, any third Person under such leases, in each case subject to applicable bankruptcy, insolvency, reorganization, moratorium or other Laws relating to or affecting the rights and remedies of creditors generally. To the knowledge of the Company, no parties other than the Company or any of its Subsidiaries have a right to occupy any material Real Property and the Real Property is used only for the operation of the business of the Company or its Subsidiaries.

     (b) The Company and each of its Subsidiaries have good and valid leasehold interests in, all of their material tangible properties and assets, real, personal and mixed, used or held for use in its business, free and clear of any Liens except (i) Liens for Taxes not yet due and payable and (ii) such imperfections of title and Liens, if any, which do not in any material respect detract from the value or interfere with the present use of the property subject thereto or affected thereby. The rights, properties and assets presently owned, leased or licensed by the Company and its Subsidiaries include all rights, properties and assets necessary to permit the Company and its Subsidiaries to conduct their business in all material respects in the same manner as their businesses have been conducted prior to the date hereof.

6.24     Environmental Matters
         ---------------------

(a) The Company and each of its Subsidiaries is, and has been since January 1, 2003, in compliance in all material respects with all applicable federal, state and local Laws relating to protection of the environment (collectively, "Environmental Laws").

(b) Since January 1, 2003 neither the Company nor any of its Subsidiaries has received written notice of, and, to the knowledge of the Company, it is not subject of, any actions, claims, investigations, demands, or notices by any Person alleging liability under or non-compliance with any Environmental Law.

(c) To the knowledge of the Company, there has not been, and there is no Environmental Condition, on or under the Business Premises. As to each location where the Company or any of its Subsidiaries conducts its business or performs services (collectively, the "Business Premises"), (i) no Hazardous Materials have been Released in, on, under, from, to or through the Business Premises, either by the Company or one of its Subsidiaries or at the request of the Company or one of its Subsidiaries, or by an agent, employee or contractor of the Company or one of its Subsidiaries, except in accordance with applicable Law; (ii) none of the Material Contracts, directly or indirectly, requires the Company or one of its Subsidiaries to conduct environmental remediation or to remove Hazardous Materials from the Business Premises in connection with any such environmental remediation; and (iii) to the knowledge of the Company each Business Premises is in compliance with all health and safety Environmental Requirements pertaining to employee safety at job sites and otherwise.

(d) True and complete copies of material reports and investigations (including sample reports or similar information) conducted at the request of the Company or one of its Subsidiaries with respect to any Environmental Subject Matter that relates to the Business Premises, including those related to the emission or disposition of radioactive materials used in connection with the practice of dentistry, have been provided to the Investor.

6.25     Books and Records
         -----------------

(a) The books of account, minute books, shareholder record books, and other records of the Company, all of which have been made available to the Investor, are complete and correct and have been maintained in accordance with sound business practices. The minute books of the Company contain accurate and complete records of all meetings held of and corporate action taken by the shareholders of the Company, the Board of Directors and the committees of the Board of Directors.

6.26     Listing and Maintenance Requirements.
         ------------------------------------
(a) The Company's Common Stock is registered pursuant to Section 12(g) of the Exchange Act, and the Company has taken no action designed to, or which to its knowledge is likely to have the effect of, terminating the registration of the Common Stock under the Exchange Act nor has the Company received any notification that the SEC is contemplating terminating such registration. The Company has not, in the 12 months preceding the date hereof, received notice from any trading market on which the Common Stock is or has been listed or quoted to the effect that the Company is not in compliance with the listing or maintenance requirements of such trading market. The Company is, and has no reason to believe that it will not in the foreseeable future continue to be, in compliance with all such listing and maintenance requirements.

6.27     Solvency.
         --------
(a) On and as of the date hereof, on a pro forma basis after giving effect to the transactions contemplated by this Agreement occurring on the date hereof,
     (x) the sum of the assets, at a fair valuation, of the Company and its Subsidiaries (on a consolidated basis) will exceed its debts, (y) the Company (on a consolidated basis) has not incurred and does not intend to incur, and does not believe that it will incur, debts beyond its ability to pay such debts as such debts mature and (z) the Company (on a consolidated basis) has sufficient capital with which to conduct its business. For purposes of this
Section 6.27, "debt" means any liability on a claim, and "claim" means any (i) right to payment whether or not such a right is reduced to judgment, liquidated, unliquidated, fixed, contingent, matured, unmatured, disputed, undisputed, legal, equitable, secured or unsecured or (ii) any right to an equitable remedy for breach of performance if such breach gives rise to a payment, whether or not such right to an equitable remedy is reduced to judgment, fixed, contingent, matured, unmatured, disputed, undisputed, secured or unsecured.

6.28     Foreign Corrupt Practices
         -------------------------
(a) Neither the Company nor any of its Subsidiaries, nor to the knowledge of the Company, any agent or other person acting on behalf of the Company, has (i) directly or indirectly, used any corrupt funds for unlawful contributions, gifts, entertainment or other unlawful expenses related to foreign or domestic political activity, (ii) made any unlawful payment to foreign or domestic government officials or employees or to any foreign or domestic political parties or campaigns from corporate funds, (iii) failed to disclose fully any contribution made by the Company or any of its Subsidiaries (or made by any person acting on its behalf of which the Company is aware) which is in violation of law, or (iv) violated in any material respect any provision of the Foreign Corrupt Practices Act of 1977, as amended

6.29     Business Practices.
         ------------------
(a) No officer, director, employee, agent or representative of the Company nor any of its Subsidiaries or Affiliates has engaged in any financial, accounting, tax, conflicts of interest, illegal or unethical activity, fraudulent or deceptive conduct on behalf of, or for the benefit of, the Company or any of its Subsidiaries or Affiliates. None of the Company nor any of its Subsidiaries or Affiliates, nor any of their respective officers, directors, employees, agents or representatives on behalf of, or for the benefit of, the Company or any of its Subsidiaries or Affiliates, has used any corporate or other funds for unlawful contributions, payments, gifts, or entertainment, or made any unlawful expenditures relating to political or business activity or established or maintained any unlawful or unrecorded funds in violation of applicable Law. None of the Company nor any of its Subsidiaries or Affiliates, nor any of their respective officers, director, employees, agents or representatives on behalf of the Company or any of its Subsidiaries or Affiliates, has accepted or received any unlawful contributions, payments, gifts, or expenditures in violation of applicable Law.

6.30     Disclosure
         ----------
(a) The Company has not failed to disclose to the Investor any facts material to the business, results of operations, assets, Liabilities, financial condition or prospects of the Company or any of its Subsidiaries. No representation or warranty by the Company or any of its Subsidiaries contained in this Agreement or the Transaction Documents and no statement contained in any document (including financial statements and the Disclosure Schedule), certificate, or other writing furnished or to be furnished by the Company or any of its Subsidiaries to the Investor or any of its representatives pursuant to the provisions hereof or in connection with the transactions contemplated hereby, contains or will contain any untrue statement of material fact of omits or will omit to state any material fact necessary, in light of the circumstances under which it was made, in order to make the statements herein or therein not misleading.

7.     Representations and Warranties of the Investor
       ----------------------------------------------
       The Investor represents and warrants to the Company as follows:

7.1     Organization
        ------------
       The Investor is a corporation duly organized, validly existing and in good standing under the Laws of the State of New Jersey and has its principal place of business and chief executive office at 145 Belmont Drive, Somerset, NJ 08873.

7.2     Authorization; Enforceability
        -----------------------------
       The Investor has the requisite corporate power and authority to enter into this Agreement and the other Transaction Documents to which it is a party. The execution, delivery and performance by the Investor of this Agreement and each of the other Transaction Documents to which it is a party, and the consummation by the Investor of the transactions contemplated hereby and thereby, have been duly authorized by all necessary corporate action on the part of the Investor. This Agreement has been duly and validly executed and delivered by the Investor and, each other Transaction Document to which it is a party will be duly and validly executed and delivered, on Closing, by the Investor, and, assuming due and valid execution and delivery by the Company, constitute valid and binding obligations of the Investor, enforceable against the Investor in accordance with their respective terms, subject to Laws of general application relating to bankruptcy, insolvency, and the relief of debtors and other Laws of general application affecting enforcement of creditors' rights generally, rules of Law governing specific performance, injunctive relief and other equitable remedies.

7.3     No Conflicts
        ------------
       The execution, delivery and performance of this Agreement and each of the Transaction Documents, when executed and delivered at Closing or thereafter as specified herein, and the consummation of the transactions contemplated hereby and thereby will not (a) violate or conflict with any Law that is applicable to or binding on the Investor or (b) violate or conflict with, or result in a material breach of, or constitute a material default (or an event which with notice or lapse of time or both would become a material default) under, or permit cancellation of any material Contract to which the Investor is a party or by which the Investor is bound.

7.4     Litigation
        ----------
       There are no actions, suits, claims or legal, administrative or arbitratorial proceedings pending against, or, to the Investor's knowledge, threatened against the Investor which would adversely affect the Investor's performance under this Agreement or the Transaction Documents or the consummation of the transactions contemplated hereby or thereby.

7.5     Available Funds
        ---------------
       Investor has the funds on hand necessary to satisfy its obligation to pay for the Tranche A Securities on the date hereof. Investor has, or will have on the Tranche B Closing Date, the funds on hand necessary to satisfy its obligation to pay for the Tranche B Securities on the Tranche B Closing Date.

7.6     Brokers
        -------
       No broker, investment banker, financial advisor, finder or other Person was retained by or is authorized to act on behalf of the Investor who is entitled to any fee or commission in connection with the execution of this Agreement.

8.     Covenants
       ---------

8.1     Continuing Covenants of the Company
        -----------------------------------
       The Company (and each of its Subsidiaries) hereby covenants from the date of this Agreement until the Tranche B Closing or the termination of this Agreement in accordance with its terms, except to the extent expressly permitted by this Agreement or otherwise consented to by an instrument in writing signed by the Investor, the Company shall (i) keep the Company's business, as it is currently being conducted, and organization intact and shall not take or permit to be taken or do or suffer to be done anything other than in the ordinary course of its business as the same is currently being conducted, (ii) use its reasonable best efforts to keep available the services of its directors, officers, employees, independent contractors and agents and retain and maintain good relationships with its clients and maintain its facilities in good condition and (iii) maintain the goodwill and reputation associated with its business, as it is currently being conducted.

     8.2     Auditors
     ---
       The Company shall have as its auditors an accounting firm of national reputation. The parties hereto acknowledge and agree that, for purposes of this
Section 8.2, Amper, Politziner & Mattia is an accounting firm of national reputation.

8.3     Composition of Board of Directors; Directors and Officers Insurance
        -------------------------------------------------------------------
Policy
------

(a) No later than fifteen days from the date hereof, the Company shall increase the size of the Board of Directors by two directors designated by the Investor (the "Investor Directors"). The Board of Directors may, without the consent of the Investor, appoint one additional director by majority vote so that upon such increase the Board shall consist of seven directors. Other than with respect to vacancies in the positions in the Board of Directors held by either of the Investor Directors or their successors, vacancies on the Board of Directors shall be filled by a majority vote of the Board of Directors. Vacancies in the positions in the Board of Directors held by either of the Investor Directors or their successors shall be filled at the sole discretion of the Investor. The Board of Directors shall meet at least once every fiscal quarter, unless otherwise agreed to by a majority of directors.

(b) If the Company desires to increase the number of directors to more than seven, the Company shall (i) obtain the Investor's consent to any such increase in the Board of Directors, and (ii) present any proposed director to the Investor for approval, with respect to (ii) hereto such approval not to be unreasonably withheld.

(c) The Investor shall have rights with respect to representation on the Board of Directors as set forth in the Certificate of Designation.

(d) Promptly following the date hereof, the Company shall appoint at least one of the directors designated by the Investor to the compensation committee of the Board of Directors.

(e) The Company shall maintain in full force and effect a policy or policies of insurance, including, without limitation, a directors and officers liability insurance policy, issued by insurers of recognized responsibility, insuring it, its directors and officers, its properties and its business against such losses and risks, and in such amounts, as are customary in the case of corporations of established reputation engaged in the same or a similar business and in an amount acceptable to the Board of Directors.

(f) In the event that the Company or any of its respective successors or assigns (i) consolidates with or merges into any other Person and is not the continuing or surviving corporation or entity of such consolidation or merger or
(ii) transfers or conveys all or substantially all its properties and assets to any Person, then, and in each such case, the Company shall cause proper provisions to be made so that the successors and assigns of the Company, may assume the obligations set forth in this Section 8.3. The obligations of the Company under this Section 8.3 shall not be terminated or modified in such a manner as to adversely affect any indemnitee to whom this Section 8.3 applies without the express written consent of such affected indemnitee (it being expressly agreed that the indemnitees to whom this Section 8.3 applies shall be third party beneficiaries of this Section 8.3).

8.4     Use of Proceeds
        ---------------
       The Company shall use the proceeds from the transaction contemplated hereby solely to pay off certain obligations relating to its securities as set forth on Exhibit E hereof, to fund the Company's working capital needs as set forth on Exhibit F hereof and to pay $1.2 million dollars of existing accounts payable of the Company as set forth on Exhibit G hereof. THE COMPANY EXPRESSLY AGREES THAT NONE OF THE PROCEEDS FROM THE TRANSACTION CONTEMPLATED HEREBY SHALL BE USED TO FINANCE THE COMPANY'S PENDING ACQUISITION OF ENTECH.

8.5     Reservation of Common Stock
        ---------------------------
       The Company will at all times reserve and keep available out of its authorized Common Stock, solely for the purpose of issuance upon the conversion of Series D Preferred Stock as provided in the Certificate of Designation and the issuance and conversion of Warrants as provided in the form of Warrant, such number of shares of Common Stock as shall then be issuable upon the conversion of all outstanding shares of Series D Preferred Stock and the issuance and conversion of the Warrants. The Company covenants that all shares of Common Stock which shall be so issued shall be duly and validly issued and fully paid and nonassessable and free from all taxes, Liens and charges with respect to the issue thereof. The Company will use its best efforts to assure that all such shares of Common Stock may be so issued without violation of any applicable Law or regulation, or of any requirement of any national securities exchange or other market upon which the Common Stock may be listed. The Board of Directors agrees to submit for shareholder approval at the next meeting of the shareholders of the Company a proposal to increase the number of authorized shares of Common Stock of the Company to at least 300,000,000 . The Board of Directors agrees to recommend shareholder approval of such proposal.

8.6     Filings
        -------
       The Company shall promptly provide to the Investor (or its counsel) copies of all filings made by the Company or any Affiliate with any Governmental Entity in connection with this Agreement, the Transaction Documents and the transactions contemplated hereby and thereby.

8.7     Financial Statements and Other Information
        ------------------------------------------
       The reports required to be prepared pursuant to this Section 8.7 are to be prepared solely for internal purposes and are independent of any reports that must be prepared to satisfy any legal requirements or obligations of the Company or its Subsidiaries.

(a)     Quarterly Reports.  The Company shall deliver to the Investor, as soon
        -----------------
as available but in any event within forty-five (45) days after the end of each quarterly accounting period in each fiscal year, unaudited consolidating and consolidated statements of income and cash flows of the Company and its Subsidiaries for such quarterly period and for the period from the beginning of the fiscal year to the end of such quarter, and unaudited consolidating and consolidated balance sheets of the Company and its Subsidiaries as of the end of such quarterly period, setting forth in each case comparisons to the Company's annual budget and to the corresponding period in the preceding fiscal year, and all such statements shall be prepared in accordance with GAAP, consistently applied, subject to the absence of footnote disclosures and to normal year-end adjustments for recurring accruals, and shall be certified by the Company's chief financial officer. The Company shall include with each such report an up-to-date capitalization table, certified by Company's chief financial officer. Additionally, the Company shall include a brief summary of any significant events, developments or trends that transpired during the quarterly period.

(b)     Fiscal Reports.  The Company shall deliver to the Investor within ninety
        --------------
(90) days after the end of each fiscal year, statements of income and cash flows for the Company and its Subsidiaries for such fiscal year, and audited consolidating and audited consolidated balance sheets of the Company and its Subsidiaries as of the end of such fiscal year, together with, in each case, comparisons to the Company's annual budget and to the preceding fiscal year, all prepared in accordance with GAAP, consistently applied, and accompanied by (i) with respect to consolidated portion of such statements, an audit opinion containing no exceptions or qualifications (except for qualifications regarding specified contingent liabilities and except as set forth on Section 8.7(b) of the Disclosure Schedule) of the Company's auditors or another independent auditing firm of recognized national standing and (ii) a copy of such firm's annual management letter, if any, to the Board of Directors.

(c)     Additional Accountants' Reports.  As determined by the Board of
        -------------------------------
Directors, the Company shall deliver to the Investor promptly upon receipt thereof, any additional reports, management letters or other detailed information concerning significant aspects of the Company's operations or financial affairs given to the Company by its independent accountants (and not otherwise contained in other materials provided hereunder ).

(d)     Annual Budget.  For 2007 the Company shall deliver to the Investor no
        -------------
later than December 15, 2006 and thereafter the Company shall deliver to the Investor at least thirty (30) days prior to the beginning of each fiscal year, an annual budget for the Company and its Subsidiaries for such fiscal year and, promptly upon preparation thereof, any other significant budgets prepared by the Company and any revisions of such annual or other budgets, and, within forty-five (45) days after any quarterly period in which there is a material adverse deviation from the annual budget, a letter from the Company's chief financial officer explaining the deviation and what actions the Company has taken and proposes to take with respect thereto. Each annual budget delivered pursuant to this Section 8.7 shall be prepared in a manner that is consistent with GAAP.

(e)     Other Matters.  The Company shall deliver to the Investor promptly (but
        -------------
in any event within five (5) Business Days) after the discovery or receipt of
(i) notice of any default under any material Contract to which it or any of its Subsidiaries is a party or any other material adverse change, event or circumstance affecting the Company or any Subsidiary thereof (including, without limitation, the filing of any material litigation against the Company or any Subsidiary thereof or the existence of any dispute with any Person which involves a reasonable likelihood of such litigation being commenced). The Company shall deliver to the Investor with reasonable promptness, such other information and financial data concerning the Company and its Subsidiaries as it may reasonably request.


8.8     Inspection of Property
        ----------------------
     . The Company and its Subsidiaries shall permit any authorized representative of the Investor upon reasonable notice and during normal business hours to (a) visit and inspect any of the properties or operations of the Company and its Subsidiaries, (b) examine the corporate and financial records of the Company and its Subsidiaries and make copies thereof and (c) discuss the affairs, finances and accounts with the directors, officers, key employees and independent accountants of the Company and its Subsidiaries.

8.9     Further Assurances
        ------------------
       The Company will cure promptly any defects in the creation and issuance of the Securities and the execution and delivery of the Transaction Documents. The Company at its expense will promptly execute and deliver to the Investor, upon request, all such other documents, agreements and instruments to correct any omissions in the Transaction Documents or to make any recordings, to file any notices or obtain any consents, all as may reasonably be necessary or appropriate in connection therewith.

8.10     Financing for Entech Acquisition
         --------------------------------
       The Company shall raise all the financing (the "Entech Financing") for the acquisition of Entech Environmental Technologies, Inc. ("Entech") through a special purpose vehicle (the "SPV"). None of the securities issued by the SPV in connection with such acquisition shall be convertible into either the Company's Common Stock, Series B Preferred Stock, Series C Preferred Stock, Series D Preferred Stock or any other class of capital stock which the Company may authorize or issue in the future. The Company further agrees not to provide any form of guarantee or surety to the SPV in relation to the Entech Financing or to secure the Entech Financing with any of its assets or capital stock.

8.11     Strategic Agreement
         -------------------
       Between the date hereof and the Tranche B Closing Date, the Company and the Investor shall negotiate in good faith and use commercially reasonable efforts to enter into the Strategic Agreement as soon as practicable, but no later than January 31, 2007.

8.12     Right to Participate Pro-Rata in Future Financing
         -------------------------------------------------

(a) The Company hereby grants to the Investor a right of first refusal to purchase, with respect to the issuance by the Company of new or additional debt or equity securities for cash, that portion of such new or additional debt or equity securities as may be necessary in order to permit the Investor to maintain its relative ownership of the aggregate amount of the Company's total common equity (calculated on a Fully-Diluted Basis). Such right shall be offered to the Investor (such offer, the "Preemptive Rights Offer") pursuant to a written notice from the Company offering the Investor such securities on the same terms and conditions as offered to the other Offeree(s) (such written notice, the "Preemptive Rights Notice"). The Investor shall have 20 days from the date of the Company's delivery of the Preemptive Rights Notice to notify the
     Company in writing of its binding acceptance of such Preemptive Rights Offer with respect some or all of the debt or equity securities which are offered to the Investor pursuant to such Preemptive Rights Offer.

(b) If the Investor accepts the Preemptive Rights Offer in accordance with the provisions of the preceding sentence, the Company and the Investor shall have 30 days in which to consummate such binding agreement. In the event that the Investor does not accept the Preemptive Rights Offer within such 20 day period in accordance with the provisions of the preceding sentence or fails to consummate any such purchase within such 30 day period, the Company would have the right, but not the obligation, to issue such securities on terms and conditions in the aggregate no more favorable to the other offeree(s) than those set forth in the Preemptive Rights Notice, pursuant to a definitive agreement to be entered into no later than 90 days after such date.

(c) Notwithstanding anything to the contrary contained herein, no rights of first refusal pursuant to this Section 8.12 would apply in the event of (i) the exercise of any employee or director options or the exercise or conversion of any options, warrants or convertible securities in existence as of the date hereof, (ii) an issuance of Common Stock by the Company in connection with a registered public offering, or (iii) the distribution by the Company of its securities to all of its stockholders on a pro rata basis.

(d) "Fully-Diluted Basis" shall mean, with respect to any calculation of the outstanding number of shares of the Company's capital stock or the outstanding amount of common equity of the Company (as the case may be pursuant to this Section 8.12), an amount equal to the total outstanding number of shares of Company capital stock, calculated without duplication and assuming the conversion of all outstanding shares of convertible stock and securities of the Company and the exercise of all warrants, options and other rights to purchase Common Stock.

8.13     Restrictive Legend
         ------------------

(a) The Investor acknowledges that each certificate evidencing the Securities shall be stamped or otherwise imprinted with a legend in substantially the following form, unless prior to exercise of the Warrants or the Series D Preferred Stock, the Common Stock issuable upon conversion or exercise thereof shall have been registered under the Securities Act:
          "THE SHARES REPRESENTED BY THIS CERTIFICATE HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED, AND MAY NOT BE TRANSFERRED IN THE ABSENCE OF SUCH REGISTRATION OR AN EXEMPTION THEREFROM UNDER SUCH ACT."

(b) Certificates evidencing the Underlying Shares shall not contain any legend (including the legend set forth in Section 8.13(a) hereof): (i) while a registration statement covering the resale of such security is effective under the Securities Act, or (ii) following any sale of such Underlying Shares pursuant to Rule 144, or (iii) if such Underlying Shares are eligible for sale under Rule 144(k), or (iv) if such legend is not required under applicable requirements of the Securities Act. The Company agrees that at such time as such legend is no longer required under this Section 8.13(b), it will, no later than three Trading Days following the delivery by a Investor to the Company or the Company's transfer agent of a certificate representing Underlying Shares, as applicable, issued with a restrictive legend (such third Trading Day, the "Legend Removal Date"), deliver or cause to be delivered to the Investor a certificate representing such shares that is free from all restrictive and other legends.

(c) In addition to the Investor's other available remedies, the Company shall pay to the Investor, in cash, as partial liquidated damages and not as a penalty, for each $1,000 of Underlying Shares (based on the VWAP of the Common Stock on the date such Securities are submitted to the Company's transfer agent) delivered for removal of the restrictive legend and subject to Section 8.13(b), $5 per Trading Day (increasing to $10 per Trading Day 5 Trading Days after such damages have begun to accrue) for each Trading Day after the Legend Removal Date until such certificate is delivered without a legend. Such liquidated damages shall not be incurred during any period in which the delay is occasioned by the Company's transfer agent or other independent party not acting at the Company's direction to delay the issuance and not as a result of an negligence or wrongdoing on the Company's part. Nothing herein shall limit the Investor's right to pursue actual damages for the Company's failure to deliver certificates representing any Securities as required by the Transaction Documents, and the Investor shall have the right to pursue all remedies available to it at law or in equity including, without limitation, a decree of specific performance and/or injunctive relief.

8.14     Public Statements.
         -----------------

         The initial press release with respect to this Agreement, the Transaction Documents and the transactions contemplated hereby and thereby shall be agreed upon by the Company and the Investor. Thereafter, the Company shall consult with the Investor before issuing any press release or making any public statement (including any filing with the SEC) with respect to this Agreement, the Transaction Documents and the transactions contemplated hereby and thereby and shall not issue any such press release or make any such public statement without the prior consent of the Investor.

9.     Conditions to the Parties' Obligations
       --------------------------------------

9.1     Conditions to Each Party's Obligations
        --------------------------------------
       The respective obligations of each party to consummate the transactions contemplated hereunder to be consummated at the Tranche B Closing are subject to the fulfillment prior to or on the Tranche B Closing Date of all of the following conditions, which may be waived in whole or in part by the Investor to the extent permitted by Law:

(a)     No Statute, Etc.  No statute, rule, regulation, executive or other
        ----------------
order, decree, ruling or injunction shall have been enacted, entered, promulgated or enforced by any Governmental Entity which prohibits, restrains, enjoins or restricts the transactions contemplated by this Agreement or any of the Transaction Documents.

9.2     Conditions to the Investor's Obligations
        ----------------------------------------
       The obligations of the Investor to consummate the transactions contemplated hereunder to be consummated at the Tranche B Closing are subject to the fulfillment prior to or on the Tranche B Closing Date of all of the following conditions, which may be waived in whole or in part by the Investor to the extent permitted by Law:

(a)     Covenants; Representations and Warranties.  (i)  The Company shall have
        -----------------------------------------
performed in all material respects each of its obligations hereunder and under each of the Transaction Documents required to be performed by it at or prior to the Tranche B Closing Date, and shall have obtained all consents and approvals required for the consummation of the transactions contemplated hereby and by each of the Transaction Documents, and (ii) the representations and warranties of the Company contained in this Agreement and in any certificate or other writing delivered by the Company pursuant hereto shall be true and correct (without giving effect to any limitation as to "materiality" or "Material Adverse Effect" set forth therein) at and as of the Tranche B Closing Date as if made at and as of the Tranche B Closing Date, except where the failure of such representations and warranties to be true and correct (without giving effect to any limitation as to "materiality" or "Material Adverse Effect" set forth therein) would not, individually or in the aggregate, have a Material Adverse Effect.

(b)     Laws; Injunctions.  No statute, rule, regulation, executive or other
        -----------------
order, decree, ruling or injunction shall have been enacted, entered, promulgated or enforced by any Governmental Entity that would, or would reasonably be likely to, have a Material Adverse Effect.

(c)     Certificate of Officer.  The Company shall have delivered to the
        ----------------------
Investor a certificate dated the date of the Tranche B Closing Date, executed by its chief executive officer, certifying the satisfaction of the conditions specified in paragraph (a) of this Section 9.2.

(d)     Strategic Agreement.  The Company shall have executed and delivered the
        -------------------
Strategic Agreement.

(e)     No Material Adverse Effect.  There shall have been no Material Adverse
        --------------------------
Effect from and after the date of this Agreement.

(f)     Default.  The Company shall not be in default in any material respect
        -------
under any Contract evidencing Indebtedness of the Company.

(g)     Legal Opinion.  The Investor shall have received the legal opinion from
        -------------
Salvo, Landau, Gruen & Rogers in the form attached hereto as Exhibit I.
                                                             ---------

9.3     Conditions to the Company's Obligations
        ---------------------------------------
       The obligations of the Company to consummate the transactions contemplated hereunder to be consummated at the Tranche B Closing are subject to the fulfillment prior to or on the Tranche B Closing Date of all of the following conditions, which may be waived in whole or in part by the Company to the extent permitted by Law:

(a)     Covenants; Representations and Warranties.  (i) The Investor shall have
        -----------------------------------------
performed in all material respects each of its obligations hereunder and under each of the Transaction Documents required to be performed by it at or prior to the Tranche B Closing Date, and shall have obtained all consents and approvals required for the consummation of the transactions contemplated hereby and by each of the Transaction Documents, and (ii) the representations and warranties of the Investor contained in this Agreement and in any certificate or other writing delivered by the Investor pursuant hereto shall be true and correct (without giving effect to any limitation as to "materiality" set forth therein) at and as of the Tranche B Closing Date as if made at and as of the Tranche B Closing Date, except where the failure of such representations and warranties to be true and correct (without giving effect to any limitation as to "materiality" or "Material Adverse Effect" set forth therein) would not, individually or in the aggregate, have a material adverse effect on the ability of the Investor to perform its obligations under this Agreement and the Transaction Documents.

(b)     Certificate of Officer.  The Investor  shall have delivered to the
        ----------------------
Company a certificate dated as of the date of such Closing Date, executed by an authorized officer of the Investor , certifying the satisfaction of the conditions specified in paragraph (a) of this Section 9.3.

(c)     Strategic Agreement.  The Investor shall have executed and delivered the
        -------------------
Strategic Agreement.

10.     Indemnification
        ---------------

10.1     Survival of Representations and Warranties
         ------------------------------------------
   The representations and warranties of the Company and the Investor contained in this Agreement shall survive until 18 months after the date hereof, except that (i) all representations and warranties contained in Sections 6.1, 6.2, 6.3, and 6.4 shall survive indefinitely; and (ii) all representations and warranties of the Company set forth in Section 6.18 and 6.24 shall survive until ninety
(90) days after their applicable statutes of limitation (taking into account any applicable waivers or extensions). The covenants and agreements of the Investor and the Company contained in this Agreement and the Transaction Documents or in any certificate or other writing delivered pursuant hereto or thereto or in connection herewith or therewith shall survive indefinitely unless otherwise set forth herein or therein. The covenants and agreements of the Company contained in Sections 8.1, 8.3, 8.6, 8.7, 8.8 and 8.12 of this Agreement shall terminate if the Investor's beneficial ownership of the Company's capital stock on a fully-diluted basis falls below five percent (5%) of the then outstanding shares of Common Stock. If written notice of a claim has been given prior to the expiration of the applicable representations and warranties by the Company or the Investor, then the relevant representations and warranties of the other party shall survive as to such claim, until such claim has been finally resolved.

10.2     Indemnification
         ---------------
       (a) The Investor, its Affiliates and its successors and assigns and the officers, directors, employees and agents of the Investor, its Affiliates and its successors and assigns shall be indemnified and held harmless by the Company for any and all Liabilities, Financial Statement Losses, losses, damages, claims, costs and expenses, interest, awards, judgments and penalties (including, without limitation, reasonable attorneys' fees and expenses) actually suffered or incurred by them (including, without limitation, any action, claim or proceeding brought or otherwise initiated by any of them) (hereinafter, an "Investor Loss") arising out of, or resulting from or based upon:

          (i) the breach of any representation or warranty made by the Company contained in this Agreement or in any Transaction Document provided,
                                                                   --------
however, that, in the case of any representation or warranty that is limited by
-------
"knowledge," "material" "Material Adverse Effect" or by any similar term or limitation, the occurrence of a breach or inaccuracy of such representation or warranty, as the case may be, and the amount of Losses shall be determined as if "knowledge," "material" "Material Adverse Effect" or by any similar term or limitation were not included therein;

          (ii) the breach of or failure to perform any covenant or agreement by the Company contained in this Agreement or in any Transaction Document;

          (iii) any action instituted against the Investor, or any of its Affiliates, by any shareholder of the Company who is not an Affiliate of the Investor, with respect to any of the transactions contemplated by this Agreement or any of the Transaction Documents; or

          (iv)     any Violative Actions.

          The amounts of any indemnification pursuant to this Section 10.2(a) shall be increased by an additional amount to reflect an appropriate gross-up to compensate the Investor for its indirect participation as a holder of capital stock of the Company in any indemnification payment made pursuant to this
Section 10.2(a).

(b) The Company, its Affiliates and its successors and assigns and the officers, directors, employees and agents of the Company, its Affiliates and its successors and assigns shall be indemnified and held harmless by the
Investor for any and all Liabilities, losses, damages, claims, costs and expenses, interest, awards, judgments and penalties (including, without limitation, reasonable attorneys' fees and expenses) actually suffered or incurred by them (including, without limitation, any action, claim or proceeding brought or otherwise initiated by any of them) (hereinafter, a "Company Loss", and each of a Company Loss and an Investor Loss is hereinafter referred to as a "Loss" with respect to such party) arising out of, resulting from or based upon:
          (i) the breach of any representation or warranty made by the Investor contained in this Agreement or in any Transaction Document provided,
                                                                    --------
however, that, in the case of any representation or warranty that is limited by
  -----
"knowledge," "material" "Material Adverse Effect" or by any similar term or limitation, the occurrence of a breach or inaccuracy of such representation or warranty, as the case may be, and the amount of Losses shall be determined as if "knowledge," "material" "Material Adverse Effect" or by any similar term or limitation were not included therein; or

          (ii) the breach of or any failure to perform any covenant or agreement by the Investor contained in this Agreement or in any Transaction Document.

(c) Whenever a claim shall arise for indemnification under this Section 10, the party entitled to indemnification (the "Indemnified Party") shall give notice to the other party (the "Indemnifying Party") of any matter that the Indemnified Party has determined has given or could give rise to a right of indemnification under this Agreement promptly stating the amount of the Loss, if known. The obligations and Liabilities of the Indemnifying Party under this Section 10 with respect to Losses arising from claims of any third party which are subject to the indemnification provided for in this Section 10 ("Third Party Claims") shall be governed by and contingent upon the following additional terms and conditions: if an Indemnified Party shall receive notice of any Third Party Claim, the Indemnified Party shall give the Indemnifying Party notice of such Third Party Claim following receipt by the Indemnified Party of such notice in the time frame provided above; provided, however, that the failure to provide
                                  --------  -------
such notice shall not release the Indemnifying Party from any of its obligations under this Section 10 and shall not relieve the Indemnifying Party from any other obligation or Liability that it may have to any Indemnified Party otherwise than under this Section 10. The Indemnifying Party shall be entitled to assume and control the defense of such Third Party Claim at its expense and through counsel of its choice if it gives notice of its intention to do so to the Indemnified Party within ten days of the receipt of such notice from the Indemnified Party; provided, however, that, if in the opinion of the Indemnified
                   --------  -------
Party there exists or is reasonably likely to exist a conflict of interest that would prevent the same counsel from representing both the Indemnified Party and the Indemnifying Party, then the Indemnified Party shall be entitled to retain its own counsel at the expense of the Indemnifying Party. In the event the Indemnifying Party exercises the right to undertake any such defense against any such Third Party Claim as provided above, the Indemnified Party shall cooperate with the Indemnifying Party in such defense and make available to the Indemnifying Party, at the Indemnifying Party's expense, all witnesses, pertinent records, materials and information in the Indemnified Party's possession or under the Indemnified Party's control relating thereto as is reasonably required by the Indemnifying Party. Similarly, in the event the Indemnified Party is, directly or indirectly, conducting the defense against any such Third Party Claim, the Indemnifying Party shall cooperate with the Indemnified Party in such defense and make available to the Indemnified Party, at the Indemnifying Party's expense, all such witnesses, records, materials and information in the Indemnifying Party's possession or under the Indemnifying Party's control relating thereto as is reasonably required by the Indemnified Party. No such Third Party Claim may be settled by the Indemnifying Party without the prior written consent of the Indemnified Party. No party shall be entitled to indemnification under this Section 10.2 if such party receives reasonable express written notice of a breach of any representation, warranty, covenant or agreement and such party would be entitled to terminate this Agreement pursuant to the terms hereof in respect of such breach and fails to do so.

10.3     Limits on Indemnification
         -------------------------
       Notwithstanding anything to the contrary contained in this Agreement, no claim may be made against the Company for indemnification unless the aggregate of all Investor Losses shall exceed $250,000 (the "Basket"), in which case the Company shall then be required to pay or be liable for the full amount of Investor Losses; provided, however, that the Basket shall not apply to or limit
                 --------  -------
Investor Losses relating to breaches of the representations contained in Sections 6.1, 6.2, 6.3, 6.4, 6.11, 6.12, 6.20, 6.28 and 6.29 or to any Violative
Actions.

10.4     Effect of Investigation
         -----------------------
         The right to indemnification and all other remedies based on any representation, warranty, covenant or obligation contained in or made pursuant to this Agreement shall not be affected by any investigation conducted with respect to, or any knowledge acquired (or capable of being acquired) at any time, whether before or after the date hereof or the Tranche B Closing Date, with respect to the accuracy or inaccuracy of or compliance with, any such representation, warranty, covenant or obligation.

11.     Miscellaneous
        -------------

11.1     Notices
         -------
       All notices, requests, consents and other communications required or permitted hereunder shall be in writing and shall be hand delivered or mailed postage prepaid by registered or certified mail or transmitted by facsimile transmission (with immediate telephonic confirmation thereafter),

(a)     If to the Investor:

                    EMCORE Corporation
                    145 Belmont Drive
                    Somerset, New Jersey 08873
                    Attention:  Howard W. Brodie, Esq.
                    Facsimile No.:  (732) 302-9783

        with a copy to (which shall not constitute notice):

                    Skadden, Arps, Slate, Meagher & Flom LLP
                    Four Times Square
                    New York, New York 10036-6522
                    Attention:     Thomas H. Kennedy, Esq.
                    Facsimile No.: (917) 777-2526

(b)     If to the Company:

                    WorldWater and Power  Corp.
                    Pennington Business Park
                    55 Route 31 South
                    Pennington, NJ 08534
                    Attention:     Quentin T. Kelly
                    Facsimile No.: (609) 818-0720

        with a copy to (which shall not constitute notice):

                    Salvo Landau Gruen & Rogers
                    501 Township Line Road, Suite 150
                    Blue Bell, Pennsylvania 19422
                    Attention:     Stephen A. Salvo, Esq.
                    Facsimile No.:  (212) 653-0383

or at such other address as the Company or the Investor may specify by written notice to the other, and each such notice, request, consent and other communication shall for all purposes of the Agreement be treated as being effective or having been given when delivered if delivered personally, upon receipt of facsimile confirmation if transmitted by facsimile, or, if sent by mail, at the earlier of its receipt or 72 hours after the same has been deposited in a regularly maintained receptacle for the deposit of United States mail, addressed and postage prepaid as aforesaid.

11.2     Termination of Agreement
         ------------------------
       This Agreement may be terminated as follows:

(a)     by mutual written consent of the Investor and the Company;

(b) by the Investor, if the Company has breached any representation, warranty, covenant or agreement contained in this Agreement such that the condition set forth in Section 9.2(a) hereof is not capable of being fulfilled; provided, that if such breach is capable of being cured, the Company has not
--------
cured such breach within twenty (20) Business Days after notice by the Investor to the Company thereof;

(c) by the Company, if the Investor has breached any representation, warranty, covenant or agreement contained in this Agreement such that the condition set forth in Section 9.3(a) hereof is not capable of being fulfilled; provided, that if such breach is capable of being cured, the Investor has not
--------
cured such breach within twenty (20) Business Days after notice by the Company to the Investor thereof; or

(d) by the Investor, if the Tranche B Closing have not occurred by February 1, 2007.


11.3     Effect of Termination
         ---------------------
       In the event of the termination and abandonment of this Agreement pursuant to Section 11.2, this Agreement shall forthwith become void and have no effect, without any liability on the part of either party hereto other than the provisions of this Section 11.3 and Sections 8.1 through 8.14; provided,
                                                               --------
however, that such termination and abandonment shall not result in the prior sale of any Securities hereunder being rescinded; provided, further, that a
                                                  --------  -------
party that has committed fraud or willfully breached its representations, warranties, covenants or agreements shall be liable for such fraud or breach.

11.4     Successors and Assigns
         ----------------------
       This Agreement shall inure to the benefit of and be binding upon the successors and assigns of each of the parties. The Investor's rights under this Agreement may be assigned, in whole or in part, to any Permitted Transferee, and any Permitted Transferee shall be deemed to be a Investor for all purposes hereunder. A "Permitted Transferee" is (i) any Affiliate of the Investor, including, without limitation, directors, executives and officers of the Investor, (ii) any member of the family of any Affiliate of the Investor, including any such Person's spouse and descendants and any trust, partnership, corporation, limited liability company or other entity for the benefit of such spouse and/or descendants to whom or which any of the Securities have been transferred by any such Person for estate or tax planning purposes, (iii) any charity or foundation to which the Securities have been transferred by the Investor or any Person or entity described in clause (i) or (ii) above for estate or tax planning or charitable purposes, or (iv) the beneficiary of any bona fide pledge by the Investor of any of the Securities. Other than Sections 8.3(d) and 8.3(e) hereof, neither this Agreement nor any provision hereof is intended to confer upon any Person other than the parties hereto and any Permitted Transferee any rights or remedies hereunder.

11.5     Headings
         --------
       The headings of the Sections and paragraphs of this Agreement have been inserted for convenience of reference only and do not constitute a part of this Agreement.

11.6     Governing Law
         -------------
       This Agreement, including all matters of construction, validity and performance, shall be construed in accordance with and governed by the Laws of the State of New York (without regard to principles of conflicts of Laws).

11.7     Expenses
         --------
       Other than as required by applicable Law, all costs and expenses incurred in connection with this Agreement, the Transactions Documents and the transactions contemplated hereby and thereby shall be paid by the party incurring such costs or expenses.

11.8     Jurisdiction
         ------------
       Each of the parties hereto: (a) irrevocably consents to submit itself to the exclusive jurisdiction and venue of the state courts located in New York County, in the State of New York and the Federal courts located in the Southern District of the State of New York, for the purpose of any action or proceeding arising out of this Agreement or any of the transactions contemplated by this Agreement, (b) agrees that it will not attempt to deny or defeat such personal jurisdiction by motion or other request for leave from any such court and (c) agrees that it will not bring any action relating to this Agreement or any of the transactions contemplated hereby in any court other than a state or federal court of competent jurisdiction located in New York, New York, except for the purpose of enforcing any award or decision.

11.9     Waiver of Jury Trial
         --------------------
       EACH OF THE PARTIES HERETO HEREBY IRREVOCABLY WAIVES ANY AND ALL RIGHT TO TRIAL BY JURY IN ANY LEGAL PROCEEDING ARISING OUT OF OR RELATED TO THIS AGREEMENT OR THE TRANSACTIONS CONTEMPLATED HEREBY.

11.10     Counterparts; Effectiveness
          ---------------------------
       This Agreement may be executed in any number of counterparts and by a different party hereto in separate counterparts, with the same effect as if each party had signed the same document. All such counterparts shall be deemed an original, shall be construed together and shall constitute one and the same instrument. This Agreement shall become effective when each party hereto shall have received counterparts hereof signed by each of the parties hereto.

11.11     Entire Agreement
          ----------------
       This Agreement, the Transaction Documents, and the Confidentiality Agreement contain the entire agreement among the parties hereto with respect to the subject matter hereof and supersede and replace all other prior agreements, written or oral, among the parties hereto with respect to the subject matter hereof.

11.12     Severability
          ------------
       If any term, provision, covenant or restriction of this Agreement is held by a court of competent jurisdiction or other authority to be invalid, void or unenforceable, the remainder of the terms, provisions, covenants and restrictions of this Agreement shall remain in full force and effect and shall in no way be affected, impaired or invalidated so long as the economic or legal substance of the transactions contemplated hereby is not affected in any manner materially adverse to any party. Upon such a determi-nation, the parties shall negotiate in good faith to modify this Agreement so as to effect the original intent of the parties as closely as possible in an acceptable manner in order that the transactions contemplated hereby be consummated as originally contemplated to the fullest extent possible.

11.13     Change; Waiver
          --------------
       No change or modification of this Agreement shall be valid unless the same is in writing and signed by all of the parties hereto. No waiver of any provision of this Agreement shall be valid unless in writing and signed by the party waiving its rights. No failure or delay by any party in exercising any right, power or privilege hereunder shall operate as a waiver thereof nor shall any single or partial exercise thereof preclude any other or further exercise thereof or the exercise of any other right, power or privilege. The rights and remedies herein provided shall be cumulative and not exclusive of any rights or remedies provided by Law.
                            [Execution Page Follows]

IN WITNESS WHEREOF, the parties hereto have caused this Investment Agreement to be duly executed as of the day and year first above written.


                                   WorldWater and Power Corp.


                                   By: /s/ Quentin T. Kelly
                                      ---------------------
                                   Name: Quentin T. Kelly
                                   Title:  Chairman


                                   EMCORE Corporation



                                   By: /s/ Howard W. Brodie
                                      ---------------------
                                   Name:  Howard W. Brodie
                                   Title: Chief Legal Officer and
                                          Executive Vice President
Vice-Presid